22 RESIDENCE INNS                                                   Exhibit 10.1
-----------------











                    AMENDED AND RESTATED MANAGEMENT AGREEMENT
                    -----------------------------------------

                                 by and between

                         RESIDENCE INN BY MARRIOTT, INC.
                         -------------------------------

                                  as "MANAGER"

                                       and

                  MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP
                  ---------------------------------------------

                                   as "OWNER"


                           Dated as of March 22, 1996

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Article I - Definition of Terms
-------------------------------

         1.01     Definition of Terms.......................................2

Article II - Appointment of Manager
-----------------------------------

         2.01     Appointment..............................................15
         2.02     Delegation of Authority..................................15
         2.03     Licenses and Permits.....................................16
         2.04     Non-Discrimination.......................................16

Article III - Ownership of the Inns
-----------------------------------

         3.01     Ownership of the Inns....................................17

Article IV - Term
-----------------

         4.01     Term.....................................................18
         4.02     Performance Termination..................................18
         4.03     Actions to be Taken on Termination.......................19


Article V - Compensation of Manager
-----------------------------------

         5.01     Management Fee...........................................21
         5.02     Distributions of Operating Profit........................21
         5.03     Application of Net Sales Proceeds
                  and Net Refinancing Proceeds.............................22
         5.04     Accounting and Interim Payment...........................23
         5.05     Manager Loans............................................24

Article VI - Working Capital and Fixed Asset Supplies
-----------------------------------------------------

         6.01     Working Capital..........................................26
         6.02     Fixed Asset Supplies.....................................26

Article VII - Repairs, Maintenance and Replacements
---------------------------------------------------

         7.01     Routine Repairs and Maintenance..........................27
         7.02     Repairs and Equipment Reserve............................27
         7.03     Building Alterations, Improvements,
                  Renewals, and Replacements...............................31
         7.04     Liens....................................................32
         7.05     Ownership of Replacements................................32

                                                                          Page
                                                                          ----
Article VIII - Bookkeeping and Bank Accounts
--------------------------------------------

         8.01     Books and Records........................................33
         8.02     Accounts, Expenditures...................................34
         8.03     Annual Operating Projection..............................34
         8.04     Operating Losses; Credit.................................35

Article IX - Trademarks, Trade Names and Service Marks
------------------------------------------------------

         9.01     Trademarks, Trade Names and Service Marks................36
         9.02     Purchase of Inventories and Fixed Asset Supplies.........37
         9.03     Breach of Covenant.......................................37

Article X - Management and Use of the Inns
------------------------------------------

         10.01    Management of the Inns...................................38
         10.02    Chain Services...........................................38
         10.03    Owner's Right to Inspect.................................38

Article XI - Insurance
----------------------

         11.01    Property Insurance.......................................39
         11.02    Operational Insurance....................................40
         11.03    Coverage.................................................41
         11.04    Cost and Expense.........................................41
         11.05    Policies and Endorsements................................41

Article XII - Taxes
-------------------

         12.01    Real Estate and Personal Property Taxes..................43

Article XIII - Inn Employees
----------------------------

         13.01    Employees................................................44

Article XIV - Damage, Condemnation and Force Majeure
----------------------------------------------------

         14.01    Damage and Repair........................................45
         14.02    Condemnation.............................................45
         14.03    Force Majeure............................................46

Article XV - Defaults
---------------------

         15.01    Events of Default........................................47
         15.02    Remedies.................................................48

Article XVI - Waiver and Partial Invalidity
-------------------------------------------

         16.01    Waiver...................................................49
         16.02    Partial Invalidity.......................................49

                                                                           Page
                                                                           ----
Article XVII - Assignment
-------------------------

         17.01 Assignment...................................................50
         17.02 Mortgages and Collateral Assignments.........................50

Article XVIII - Sale of an Inn or Inns
--------------------------------------

         18.01 Right of First Refusal.......................................52
         18.02 Effect of Sale of Inn........................................53

Article XIX - Miscellaneous
---------------------------

         19.01 Right to Make Agreement......................................55
         19.02 Consents.....................................................55
         19.03 Agency.......................................................55
         19.04 Applicable Law...............................................56
         19.05 Recordation..................................................56
         19.06 Headings.....................................................56
         19.07 Notices......................................................56
         19.08 Limited Liability............................................57
         19.09 Confidentiality..............................................57
         19.10 Offerings....................................................58
         19.11 Entire Agreement.............................................59


EXHIBIT A - Locations of the Inn
EXHIBIT A-1 through A-22 - Legal Descriptions of Sites
EXHIBIT B - Percentages Used for Reductions
EXHIBIT C -




Schedule of Principal and Interest Payments

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT


         This Amended and Restated Management Agreement ("Management Agreement" or "Agreement") is executed as of the 22nd day of March, 1996 ("Amendment Date"), by MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP ("Owner"), a Delaware limited partnership with a mailing address at c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817 and RESIDENCE INN BY MARRIOTT, INC. ("Manager"), a Delaware corporation, with a mailing address at c/o Marriott International, Inc.,10400 Fernwood Road, Bethesda, Maryland 20817.


                                R E C I T A L S :


         A. Owner and Manager entered into a certain Management Agreement with an execution date of November 23, 1988 (the "Original Management Agreement") pursuant to which Manager manages the twenty-two (22) Residence Inn by Marriott Hotels listed in Exhibit "A", the legal descriptions for which are as set forth in Exhibits A-1 through A-22 (the "Inns"), and one (1) other Residence Inn by Marriott Hotel located in Shreveport/Bossier City, Louisiana (the "Bossier City Inn"); and

         B. Immediately prior to the Amendment Date, Owner transferred and conveyed all of its right, title and interest in and to the Bossier City Inn to an affiliate of Owner in connection with a refinancing of all of the secured indebtedness affecting the Inns and the Bossier City Inn; and

         C. As a condition of such refinancing the Bossier City Inn must be managed pursuant to the terms of a separate management agreement; and

         D. Owner and Manager have each requested that the Original Management Agreement be amended in connection with such refinancing;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Owner and Manager agree that the Original Management Agreement shall be amended and restated in its entirety as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS
                              -------------------

         1.01     Definition of Terms
                  -------------------

         The following terms when used in the Agreement shall have the meanings indicated:

         "Accounting Period" shall mean the four (4) week accounting periods
          -----------------
having the same beginning and ending dates as Manager's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Manager's accounting system to the calendar.

         "Actual Debt Service" shall mean during each Fiscal Year (prorated for
          -------------------
portions thereof) (a) during the term of the Term Loan, the total annual payments of principal and interest under the Loan Agreement as set forth on Exhibit "C" attached hereto, and (b) during the term of any loan obtained by Owner to finance the Refinanced Principal Amount, the lesser of (i) an amount equal to 10.5% times the Refinanced Principal Amount per Fiscal Year plus amortization of principal in the Fiscal Year on the Refinanced Principal Amount pursuant to a 25 year amortization schedule; or (ii) the actual interest paid or accrued in that Fiscal Year (provided that the rate is a commercially reasonable market interest rate), plus the actual amortization of principal in that Fiscal Year (provided that the amortization rate is a commercially reasonable market rate) on the Refinanced Principal Amount; provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with the Sale of the Inn or Inns, or pursuant to other applicable provisions of this Agreement), the Actual Debt Service shall, notwithstanding anything to the contrary in the Loan Agreement or any document related thereto, be reduced by the applicable percentage attributable to such Inn or Inns, as set forth on Exhibit "B" hereto.

         "Additional Inn Investment" shall mean any amounts expended by Owner, after the purchase of the Inns by Owner, for the following purposes:

         a) to fund the cost of any expansion, previously consented to by Manager, of any Inn;

         b) to fund the cost of any repairs or replacements, with respect to any Inn, which are not covered by insurance proceeds under
               Section 14.01.A;

         c) to fund the cost of any building alterations and related expenses, requested by Manager, under Section 7.03.A.2; and

         d) to fund any reasonable business needs (not including amounts funded under Section 7.02.E) of Owner relating to operation of one or more of the Inns, as requested by or otherwise approved by Manager.

         "Additional Inn Investment Loan" shall mean any indebtedness incurred
          ------------------------------
by Owner to fund an Additional Inn Investment or any refinancing thereof.

         "Adjusted Capital Contribution" shall mean the balance, from time to
          -----------------------------
time, of:

         (i)    the Capital Contributions contributed by the partners of Owner;
                 plus

         (ii) any Additional Inn Investments, other than any Additional Inn Investment funded by an Additional Inn Investment Loan on which debt service constitutes Qualifying Debt Service; less
                                                                   ----

         (iii) cumulative distributions to the partners of Owner of Net Sales Proceeds and Net Refinancing Proceeds pursuant to Section 4.07
                 (ii) and Section 4.08(A)(ii) of the Partnership Agreement;

provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with the Sale of the Inn or Inns or pursuant to other applicable provisions in this Agreement), the Adjusted Capital Contributions shall be reduced by the amount of any Additional Inn Investment attributable to such Inn or Inns.

         "Administrative Expenses" shall mean, with respect to any Fiscal Year,
          -----------------------
an annual amount equal to the lesser of (i) the aggregate amount of payments for, or reserves created for payment for, administrative expenses of Owner with respect to such Fiscal Year; or (ii) an amount equal to $350,000 for Fiscal Year 1996, which amount will be increased by the CPI Percentage for each Fiscal Year thereafter.

         "Agreement" shall mean this Amended and Restated Management Agreement
          ---------
between Owner and Manager with respect to the 22 Inns listed on Exhibit "A" hereto.

         "Annual Operating Projection" shall have the meaning ascribed to it in
          ---------------------------
Section 8.03.

         "Base Management Fee" shall mean an amount payable to Manager, subject
          -------------------
to the provisions of Article V hereof, for the following services hereunder: corporate planning and policy services, financial planning and corporate financial services, risk planning and insurance services, corporate executive management, legislative and governmental representation, in-house legal services and protection of the "Marriott" trade name and trademarks. Such amount shall be equal, during any given Fiscal Year (or portion thereof), to two percent (2%) of Gross Revenues.

         "Bossier City Inn" shall have the meaning ascribed to it in the
          ----------------
Recitals.

         "Building" shall mean the improvements on each site, which includes
          --------
buildings containing guest suites, a GATEHOUSE (a registered trademark of Manager) building containing a common area lobby, meeting rooms and administrative offices, and certain other amenities and related facilities.

         "Building Estimate" shall have the meaning ascribed to it in Section
          -----------------
7.03.A.

         "Capital Contributions" shall mean Sixty-nine Million Two Hundred
          ---------------------
Forty-three Thousand Dollars ($69,243,000); provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with the Sale of the Inn or Inns or pursuant to other applicable provisions in this Agreement), the amount of Capital Contributions shall be reduced by the applicable percentage attributable to such Inn or Inns as set forth on Exhibit "B" hereto.

         "Chain Services" shall have the meaning ascribed to it in Section
          --------------
10.02.

         "Computer Lease" means a lease or other agreement under which computer
          --------------
equipment located in one or more Inns is leased to

Owner or to Manager, as agent for Owner (including the license, if any, of operating software therefor).

         "Contingent Management Fees (Base)" shall mean the remaining unpaid
          ---------------------------------
balance (which shall not bear interest) of those portions of the Base Management Fees for Fiscal Years 1988, 1989, 1990 and 1991 which were not paid to Manager in those Fiscal Years pursuant to the provisions of the Original Management Agreement, the balance of which as of the end of Fiscal Year 1995, after reduction for the portion allocated to the Bossier City Inn, was Seven Hundred Fifty-Seven Thousand Dollars ($757,000).

         "Contingent Management Fees (IMF)" shall mean the cumulative total
          --------------------------------
(which shall not bear interest) of those portions of any Incentive Management Fees for each Fiscal Year (or portion thereof) which are not paid to Manager in such Fiscal Year owing to the limitations set forth in Section 5.02 hereof, plus the remaining unpaid balance (which shall not bear interest) of those portions of the Contingent Management Fees (IMF) allocable to the Inns which were not paid to Manager pursuant to the provisions of the Original Management Agreement, the balance of which as of the end of Fiscal Year 1995, after reduction for the portion allocated to the Bossier City Inn, was Twelve Million Seventy Thousand Dollars ($12,070,000).

         "CPI Percentage" shall mean the percentage by which the "Consumer Price
          --------------
Index for All Urban Consumer (CPI-U); U.S. City Average, 1982-84=100, All Items" (or appropriate substitute index if such index is no longer published) (the "CPI") for November of the previous Fiscal Year exceeds the CPI for November 1988.

         "Debt Service Reserve Account" shall have the meaning ascribed to it in
          ----------------------------
the exhibit entitled ACash Management Procedures", which is an exhibit to that certain Modification, Subordination and Non-Disturbance Agreement, Estoppel, Assignment and Consent Among Manager, Owner, and Lender dated as of the Amendment Date.

         "Deductions" shall have the meaning ascribed to it in the definition of
          ----------
Operating Profit.

         "Defeasance Deposits" shall have the meaning ascribed to it in the Loan
          -------------------
Agreement.

         "Effective Date" shall mean December 29, 1988, which is the date on
          --------------
which Owner first acquired fee title to one or more of the Inns.

         "Equipment Leases" shall mean all or any FF&E Leases, Telephone Leases,
          ----------------
Computer Leases, TV System Leases and motor vehicle leases.

         "Execution Date" shall mean November 23, 1988, which is the date of
          --------------
execution of the Original Management Agreement.

         "FF&E" shall mean furniture, furnishings, fixtures, vehicles, carpeting
          ----
and equipment, but shall not include Fixed Asset Supplies.

         "FF&E Lease" means a lease of any FF&E located in one or more Inns
          ----------
other than a TV System Lease, a Telephone Lease, a Computer Lease, or a lease of a motor vehicle used primarily for transporting Inn guests.

         "First Priority Return" shall mean an annual non-cumulative amount
          ---------------------
retained by Owner out of certain portions of Operating Profit, as set forth in
Section 5.02 hereof, equal to ten percent (10%) of the Capital Contributions for each Fiscal Year.

         "Fiscal Year" shall mean Manager's Fiscal Year which now ends at
          -----------
midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between the Effective Date and the commencement of the first full Fiscal Year shall constitute a separate Fiscal Year. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall also constitute a separate Fiscal Year. If Manager=s Fiscal Year is changed in the future, appropriate adjustment to this Agreement=s reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the term of this Agreement or in any way reduce the distributions of Operating Profit or the payments due hereunder.

         "Fixed Asset Supplies" shall mean items included within "Property and
          --------------------
Equipment" under the Uniform System of Accounts including, but not limited to, linen, china, glassware, tableware, uniforms, and similar items, whether used in connection with public space or suites.

         "Force Majeure" shall have the meaning ascribed to it in Section 14.03
          -------------
hereof.

         "Gross Revenues" shall mean all revenues and receipts of every kind
          --------------
derived from operating the Inns and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions) from rental of rooms, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise (except as otherwise provided in Section 7.02.C hereof with respect to the sale of FF&E), service charges, and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include: (i) gratuities to employees of any of the Inns; (ii) federal, state or municipal excise, sales or use taxes or similar Impositions collected directly from patrons or guests or included as part of the sales price of any goods or services; (iii) Net Refinancing Proceeds or Net Sales Proceeds;
(iv) proceeds from the sale of FF&E; (v) interest received or accrued with respect to the funds in the Reserve or the other operating accounts of the Inns; or (vi) any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof.

         "Impositions" shall have the meaning ascribed to it in Section 12.01.
          -----------

         "Incentive Management Fee" shall mean an amount which equals fifteen
          ------------------------
percent (15%) of Operating Profit in any Fiscal Year in which the total Operating Profit is less than the Operating Profit Objective, and twenty-three and one-half percent (23.5%) of Operating Profit in any Fiscal Year in which the total Operating Profit equals or exceeds the Operating Profit Objective, provided that cumulative Incentive Management Fees shall not exceed twenty percent (20%) of cumulative Operating Profit during the period in which the Inns are owned by the Partnership. Payment of the Incentive Management Fee to Manager shall be subject to the provisions of Article V hereof.

         "Initial Term" shall have the meaning ascribed to it in Section 4.01.
          ------------

         "Inn" or "Inns" shall refer individually or collectively to the twenty
          ---      ----
two (22) inns located on the twenty two (22) Sites described on Exhibit "A" hereto. The term "Inn" or "Inns" shall incorporate not only the Site or Sites but also all easement or other appurtenant rights thereto, together with the Buildings and all other improvements constructed or to be constructed thereon, and all FF&E and Fixed Asset Supplies installed or located therein.

         "Inn Term" shall have the meaning ascribed to it in Section 4.01.
          --------

         "Inventories" shall mean "Inventories" as defined in the Uniform System
          -----------
of Accounts, such as, but not limited to, provision in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

         "Lender" shall mean Nomura Asset Capital Corporation, or its successors
          ------
or assigns.

         "Loan Agreement" shall mean that certain Loan Agreement entered into
          --------------
between Owner and Lender regarding the Term Loan.

         "Management Agreement" shall have the same meaning as "Agreement".
          --------------------

         "Manager" shall have the meaning ascribed to it in the Preamble hereto.
          -------

         "Manager Loans" shall have the meaning ascribed to it in Section 5.05.
          -------------

         "Marketing Fund" shall mean that certain fund (or any successor to such
          --------------
fund) maintained by Manager, in its capacity as franchisor of the System, to pay for the following System costs: all costs associated with developing, preparing, producing, directing, administering, conducting, maintaining and disseminating advertising, marketing, promotional and public relations materials, programs, campaigns, sales and marketing seminars and training programs, and similar activities of every kind and nature, including the Residence Inn directory; conducting market research; and paying the central operational costs of the Residence Inn reservation system.

         "Marriott" shall mean Marriott International, Inc., the corporate
          --------
parent of Manager.

         "Marriott Affiliate" shall mean any corporation of which Marriott,
          ------------------
either directly or indirectly through one or more intermediary corporations, owns fifty-one percent (51%) or more of the voting stock. Notwithstanding the foregoing and for purposes of this Agreement, in no event shall Host Marriott Corporation or any entity directly or indirectly controlled by Host Marriott Corporation (including, without limitation, Owner) constitute a Marriott Affiliate.

         "Maturity Date" shall mean March 11, 2022, which is the original stated
          -------------
maturity date of the indebtedness incurred by Owner pursuant to the Term Loan, or, if earlier, the date of any refinancing or prepayment of such indebtedness.

         "Net Refinancing Proceeds" shall mean the cumulative full amount
          ------------------------
disbursed (in one or more advances) under any loan or loans obtained by Owner, from time to time, to the extent such disbursement or disbursements are not used for the following purposes: (i) simultaneous repayment of other indebtedness of Owner; (ii) commercially reasonable transaction costs; and (iii) the payment of, or creation of reserves deemed necessary in the reasonable discretion of Owner for, Administrative Expenses.

         "Net Sales Proceeds" shall mean the cumulative net proceeds received by
          ------------------
Owner, from time to time, from any one or more of the following: (i) any Sale of an Inn; (ii) the exchange, condemnation, eminent domain taking, casualty or other disposition of any of (or any portion of) the Inns or the Sites; or (iii) the liquidation of Owner=s property interest in the Inns in connection with a dissolution of Owner. The phrase "net proceeds," as used in the foregoing sentence, shall mean the gross proceeds received from any of the foregoing to the extent such gross proceeds are not used for the following purposes: (i) simultaneous repayment of indebtedness secured by the Inn or Inns being sold (or the pro rata portion of indebtedness secured by all the Inns) or restoration of the Inn in the case of a condemnation, eminent domain proceeding, or casualty; (ii) commercially reasonable transaction costs; and (iii) the payment of, or creation of reserves deemed necessary in the reasonable discretion of Owner for, Administrative Expenses of Owner. The term "Net Sales Proceeds" shall not include proceeds from dispositions of FF&E described in Section 7.02.C hereof.

         "Operating Loss" shall mean a negative Operating Profit.
          --------------

         "Operating Profit" shall mean the excess of Gross Revenues over the
          ----------------
following deductions ("Deductions") incurred by Manager, on behalf of Owner, in operating the Inns:

         1. The cost of sales including salaries, wages (including accruals for year-end bonuses to key management employees), fringe benefits, payroll taxes and other costs related to employees of each Inn (the foregoing costs shall not include salaries and other employee costs of executive personnel of Manager who do not work at one of the Inns on a regular basis; except that the foregoing costs shall include the allocable portion of the salary and other employee costs of any general manager or other supervisory personnel (not including regional vice-presidents or regional salespeople) assigned to a "cluster" of hotels and inns which includes one or more of the Inns);

         2. Departmental expenses, administrative and general expenses and the cost of marketing, advertising and business promotion, heat, light and power, and routine repairs, maintenance and minor alterations treated as Deductions under Section 7.01;

         3. The cost of Inventories and Fixed Asset Supplies consumed in the operation of each Inn;

         4. A reasonable reserve for uncollectible accounts receivable as determined by Manager;

         5. All costs and fees of independent accountants or other third parties who perform services required or permitted hereunder;

         6. All costs and fees of technical consultants and operational experts for specialized services;

         7.   The Residence Inn System Fee;

         8.   The Base Management Fee;

         9. The Inns' pro rata share of costs and expenses incurred by Manager in providing Chain Services;

         10.  Insurance costs and expenses as provided in Article XI;

         11. Taxes, if any, payable by or assessed against Manager related to this Agreement or to Manager's operation of the Inns (exclusive of Manager's income taxes) and all Impositions;

         12. The contributions to the Repairs and Equipment Reserve which are required pursuant to Section 7.02;

         13. The contributions required to be made, as they may change from time to time, to the Marketing Fund in order for the Inns to remain members of the System (such contributions are presently two and one-half percent (2.5%) of Suite Revenues); and

         14. Such other costs and expenses as are specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Inns.

         "Operating Profit Objective" shall mean the amount of Twenty-four
          --------------------------
Million Seven Hundred Seventy-six Thousand Dollars ($24,776,000) provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with the Sale of the Inn or Inns, or pursuant to other applicable provisions of this Agreement), the Operating Profit Objective shall be reduced by the applicable percentage attributable to such Inn or Inns, as set forth on Exhibit "B" hereto.

         "Operative Principal Amount" shall mean the principal amount
          --------------------------
outstanding under the Loan Agreement as of the Maturity Date, which amount shall be deemed to have been reduced if not actually reduced by the amount of all Defeasance Deposits.

         "Original Management Agreement" shall have the meaning ascribed to it
          -----------------------------
in the Recitals.

         "Owner" shall have the meaning ascribed to it in the Preamble.
          -----

         "Owner's Capital Return" shall mean the sum of: (a) an amount which,
          ----------------------
when added to all previous or simultaneous retentions or receipts by Owner of Operating Profit (less the aggregate amount of Qualifying Debt Service (including that portion of Qualifying Debt Service paid by Owner pursuant to the Original Management Agreement allocable to the 22 Inns based on the allocation of the purchase price paid by Owner for the purchase of the 22 Inns and the Bossier City Inn) and administrative expenses paid or repaid by Owner (or reserved for) out of such Operating Profit), Net Sales Proceeds and Net Refinancing Proceeds, equals a cumulative return on the weighted average Adjusted Capital Contributions, from time to time, of twelve percent (12%) per annum from the Effective Date through the date such Net Sales Proceeds or Net Refinancing Proceeds are realized; plus (b) an amount which equals the Adjusted Capital Contributions as of the date on which such Net Sales Proceeds or Net Refinancing Proceeds are realized by Owner.

         "Partnership Agreement" shall mean that certain partnership agreement,
          ---------------------
dated as of the Execution Date, among the partners of Owner.

         "Partnership Filing Period" shall mean such period of time (not to
          -------------------------
exceed seventy-five (75) days) after the close of each Fiscal Year within which the Owner must receive final accounting statements from Manager with respect to such Fiscal Year in order for Owner to have a reasonable period of time within which to prepare and make all required filings with the Securities and Exchange Commission and other applicable governmental agencies.

         "Prime Rate" shall mean the base rate of interest announced from time
          ----------
to time by Bankers Trust Company, New York, New York.

         "Prospectus" shall have the meaning ascribed to it in Section 19.11.
          ----------

         "Qualifying Debt Service" shall mean:
          -----------------------

         1. As to any Fiscal Year (prorated for portions thereof) during the term of this Agreement, the Actual Debt Service; plus

         2. The interest and principal actually paid or accrued (provided that the terms of each such loan are commercially reasonable) pursuant to Additional Inn Investment Loans. In no event, however, shall "Qualifying Debt Service" include, with respect to any indebtedness incurred to fund any Additional Inn
Investment: (i) any balloon payments; or (ii) that portion of any such indebtedness which is incurred for the purpose of distributing the same to the partners of Owner; provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with a Sale of the Inn or Inns, or pursuant to other applicable provisions of this Agreement), Qualifying Debt Service shall be reduced by interest and principal on any (or any portion of any) Additional Inn Investment Loans attributable to such Inn or Inns. The term "balloon payments," as used in this Agreement, shall mean any repayments or prepayments of principal in any given Fiscal Year (regardless of whether the borrower is permitted or obligated to make same) to the extent that such repayments or prepayments exceed five percent (5%) per year of the outstanding principal amount of such indebtedness as of the date of full disbursement thereof to the borrower thereunder.

         "Refinanced Principal Amount" shall mean that portion of the principal
          ---------------------------
amount of indebtedness incurred by Owner to refinance the debt outstanding under the Loan Agreement and all Additional Inn Investment Loans attributable to the Inns then subject to this Agreement being refinanced concurrently therewith as shall be equal to the sum of: (a) the Operative Principal Amount, plus (b) the outstanding principal balances of Additional Inn Investment Loans being refinanced, plus (c) commercially reasonable transaction costs and loan origination fees relating to such refinancing, but only to the extent such costs and fees do not exceed, in the aggregate, one and one-half percent (12%) of the aggregate of the Operative Principal Amount plus the outstanding principal balances of Additional Inn Investment Loans begin refinanced.

         "Renewal Term" or "Renewal Terms" shall have the meaning ascribed to it
          ------------      -------------
in Section 4.01.

         "Repairs and Equipment Reserve" shall have the meaning ascribed to it
          -----------------------------
in Section 7.02.A.

         "Repairs and Equipment Estimate" shall have the meaning ascribed to it
          ------------------------------
in Section 7.02.D.

         "Replacement FF&E" shall mean the items enumerated in paragraphs (1)
          ----------------
and (2) of Section 7.02.A.

         "Reserve" shall have the meaning ascribed to it in Section 7.02.A.
          -------

         "Residence Inn System Fee" shall mean an amount paid to Manager for the
          ------------------------
following services hereunder: divisional financial services; product planning and development; employee planning; protection of the "Marriott Residence Inn" "Residence Inn by Marriott," and "Residence Inn" trade names, trademarks, logos and servicemarks; and the services of Manager's technical and operational experts making periodic inspection and consultation visits to the Inns (but not the services of the personnel of the Architecture and Construction Division of Marriott providing architectural, technical or procurement services for any Inn, which shall be treated as a Deduction described in subsection 6 of the definition of "Operating Profit"). Such amount shall be equal, during any given Fiscal Year (or portion thereof), to four percent (4%) of Suite Revenues.

         "Sale of an Inn" or "Sale of the Inns" shall mean any sale, assignment,
          --------------      ----------------
transfer or other disposition, for value or otherwise, voluntary or involuntary, of the fee simple title to one or more of the Sites and/or the Inns.

         "Second Priority Return" shall mean an annual non-cumulative amount
          ----------------------
retained by Owner out of certain portions of Operating Profit, as set forth in
Section 5.02 hereof, equal to five percent (5%) of the Adjusted Capital Contributions.

         "Site" or "Sites" refer individually or collectively to the parcels of
          ----      -----
land whose addresses are set forth on Exhibit "A" attached hereto and incorporated herein.

         "Suite Revenues" shall mean that portion of the Gross Revenues of any
          --------------
Inn, or of all of the Inns, which is attributable to the rental of guest suites.

         "System" shall mean all inns which are operated under the "Residence
          ------
Inn by Marriott," "Residence Inn" or "Marriott Residence Inn" trade names.

         "Telephone Lease" means any lease of the telephones and/or other
          ---------------
telecommunication systems and equipment located in one or more Inns.

         "Term Loan" shall mean the term loan in the principal amount of One
          ---------
Hundred Forty Million Dollars ($140,000,000) provided to Owner by Lender to refinance the Inns.

         "Termination" shall mean the expiration or sooner cessation of the
          -----------
Agreement with respect to a given Inn or Inns.

         "Total Original Cost" shall mean the amount of One Hundred Eighty-six
          -------------------
Million Nine Hundred Thirty-two Thousand Dollars ($186,932,000); provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with a Sale of the Inn or Inns or pursuant to other applicable provisions of this agreement), the Total Original Cost, as used thereafter, shall be reduced by the applicable percentage attributable to such Inn or Inns, as set forth on Exhibit "B"

         "Trade Names" shall have the meaning ascribed in Section 9.01.
          -----------

         "TV System Lease" means a lease or other agreement under which
          ---------------
equipment (excluding television sets) for the transmission into Inn suites or televised programming is leased or otherwise provided, regardless of whether such lease or other agreement contains a right or option to purchase such equipment.

         "Uniform System of Accounts" shall mean the Uniform System of Accounts
          --------------------------
for Hotels, Eighth Revised Edition, 1986, as published by the Hotel Association of New York City, Inc.

         "Working Capital" shall mean funds which are reasonably necessary for
          ---------------
the day-to-day operation of the business of the Inns, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, receivables, payrolls, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

required to maintain Inventories, less accounts payable and accrued current liabilities.

                               END OF ARTICLE I

                                  ARTICLE II

                            APPOINTMENT OF MANAGER
                            ----------------------


         2.01     Appointment
                  -----------

         Owner hereby appoints and employs Manager as Owner's exclusive agent to supervise, direct and control the management an operation of the Inns for the term provided in Article IV. Manager accepts said appointment and agrees to manage the Inns during their respective Inn Terms in accordance with the terms and conditions hereinafter set forth. The performance of all activities by Manager hereunder shall be for the account of Owner. Manager may not delegate its duties hereunder except to Marriott or a Marriott Affiliate which satisfies the requirements of Section 17.01.A.1 hereof. As of the Amendment Date, the Bossier City Inn shall no longer be one of the Inns but shall continue to be managed by Manager pursuant to a separate management agreement.


         2.02     Delegation of Authority
                  -----------------------

         The operations of the Inns shall be under the exclusive supervision and control of Manager which, except as otherwise specifically provided in the Agreement, shall be responsible for the proper and efficient operation of the Inns. Manager shall have discretion and control, free from interference, interruption or disturbance, in all matters relating to management and operation of each Inn, including, without limitation, charges for rooms and commercial space, credit policies, food and beverage services, employment policies, granting of concessions or leasing of shops and agencies within each Inn, receipt, holding and disbursement of funds, maintenance of bank accounts, procurement of inventories, supplies and services, promotion and publicity and, generally, all activities necessary for operation of the Inns.

         2.03     Licenses and Permits
                  --------------------

         A. Owner agrees upon request by Manager to sign promptly and without charge applications for licenses, permits or other instruments necessary for operation of each Inn.

         B. Manager shall have the option to terminate the Agreement with respect to a given Inn, at any time, upon one hundred twenty (120) days' written notice to Owner, in the event of a withdrawal or revocation, by any lawful governing body having jurisdiction thereof, of any license or permit that materially affects the operation of the Inn provided: (i) such withdrawal or revocation is not the fault of Manager, but rather is due to circumstances beyond Manager's reasonable control; (ii) all applicable appeals to higher governmental authorities regarding such withdrawal or revocation have been exhausted; and (iii) Manager has made every reasonable effort to obtain a substitute license or permit that would allow for the continued operation of such Inn as a first-class facility in accordance with Manager's standards for Residence Inn by Marriott hotels.

         2.04     Non-Discrimination
                  ------------------

         The parties recognize that Manager, Marriott and Marriott Affiliates either own or manage other hotels and inns. Certain of these hotels and inns, now or in the future, may be located within the general geographical area of one or more of the Inns. Manager shall institute reasonable internal controls and procedures to ensure that no favoritism shall be accorded to such other hotels or inns on the basis of the ownership thereof and that, at all times during the term of this Agreement, Manager will operate the various hotels or inns under its management, including the Inns, in a non-discriminatory manner.

                               END OF ARTICLE II

                                  ARTICLE III

                             OWNERSHIP OF THE INNS
                             ---------------------

         3.01     Ownership of the Inns
                  ---------------------

         A. Owner hereby covenants that it holds and will keep and maintain fee title to the Site of each Inn and such Inn free and clear of any and all liens, encumbrances or other charges, except as follows:

                  1. Easements or other encumbrances (other than those described in subsections 2, 3 and 4 hereof) that do not materially adversely affect the operation of any Inn by Manager, including, without limitation, any encumbrances or other defects of title subject to which title was conveyed to Owner;

                  2. Mortgages, deeds of trust or similar security instruments which: (i) contain a provision reasonably acceptable to Manager's counsel that this Agreement will not be subject to forfeiture or Termination other than in accordance with the terms hereof, notwithstanding a default under such mortgage, deed of trust, or security instrument; and either (ii) secure either (x) any indebtedness on which all or a portion of the payments constitute Qualifying Debt Service, or (y) debt incurred for distribution to the partners of Owner; or (iii) secure any amount due under the Loan Agreement;

                  3. Liens for taxes, assessments, levies or other public charges not yet due or that are being contested in good faith; and

                  4. Liens, encumbrances, or other charges resulting from Manager's acts.

         B. Provided Manager is not in monetary default under this Agreement, Owner shall pay and discharge, on or before the due date, any and all installments of principal and interest due and payable upon any mortgage, deed of trust or like instrument described in this Section (including, without limitation, any amounts owed under the Loan Agreement) and shall indemnify Manager from and against all claims, litigation and damages (other than damages representing Manager's lost profits) arising from the failure to make such payments as and when required.

                              END OF ARTICLE III

                                  ARTICLE IV

                                     TERM
                                     ----
         4.01     Term
                  ----

         A. The term of this Agreement shall be from the Effective Date to the expiration of the Inn Term (as defined in subsection B below) for the last Inn to which this Agreement applies.

         B. With respect to each Inn, the "Inn Term" shall consist of an "Initial Term" and the "Renewal Term(s)". The "Initial Term" shall begin on the Effective Date, or such later date as Owner assumed title to such Inn, and shall continue until 11:59 p.m. on the last day of Fiscal Year 2012. Each Inn Term may thereafter be renewed by Manager, at its option, as to any or all of the Inns (on the same terms and conditions contained herein, except as set forth in the final sentence of this Section 4.01.B), for one (1) period of five (5) Fiscal Years followed by each of four (4) successive periods of ten (10) Fiscal Years each ("Renewal Terms"), provided that an "event of default" by Manager has not occurred under Section 15.01 hereof (or, if such an "event of default" has occurred, that it is being cured in accordance with the provisions of Section
15.01 or 15.02 hereof). If Manager elects to exercise such option to renew as to any or all of the Inns, it shall give Owner notice to that effect at least eighteen (18) months prior to the expiration of the then current Inn Term with respect to such Inn or Inns. If Manager does not elect to renew the term of this Agreement, as to one or more of the Inns, on the expiration of the then current Inn Term with respect to such Inn or Inns, Manager shall continue to manage such Inn or Inns during the final eighteen (18) months of their respective Inn Terms, unless, during such eighteen (18) month period, Owner effects a sale of such Inn or Inns or secures a new manager therefor, in which case the respective Inn Terms of such affected Inns shall be prematurely terminated, as of the date of such sale or the effective date of such new management contract so long as Owner has given Manager at least seventy-five (75) days prior written notice of such sale date. In the event Manager elects to renew as to some, but not all, of the Inns, the adjustment described in subsections B through E of Section 18.02 shall be made to this Agreement.

         4.02     Performance Termination
                  -----------------------

         A. Subject to the provisions of Section 4.02.B below, Owner shall have the option to terminate this Agreement with respect to all of the Inns if the average of the Operating Profit (computed, for purposes of this Section 4.02.A only, without deducting any Impositions) for all of the Inns during any three (3) consecutive Fiscal Years during the term of this Agreement does not equal or exceed eight percent (8%) of the sum total of (i) the Total Original Cost, and (ii) any Additional Inn Investments previously made with respect to the Inns that were subject to this Agreement during the relevant periods. Such option to terminate shall be exercised by serving written notice thereof on Manager no later than sixty (60) days after the receipt by Owner of the annual accounting under Section 8.01 hereof for such third consecutive Fiscal Year. Such notice shall state the basis on which Owner asserts the right of termination and shall show all mathematical calculations constituting the basis therefor. If Manager does not elect to avoid termination pursuant to Section 4.02.B below, this Agreement shall terminate as of the end of the second full Accounting Period following the date on which Manager receives Owner's written notice of its intent to terminate this Agreement. Owner's failure to exercise its right to terminate this Agreement pursuant to Section 4.02.A during any given Fiscal Year shall not be deemed an estoppel or waiver of Owner's right to terminate this Agreement as to subsequent Fiscal Years to which this Section may apply.

         B.       Upon receipt of Owner's written notice of termination under
Section 4.02.A, Manager shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such termination by advancing to Owner the amount of any deficiency described in Section 4.02.A. If Manager exercises such option, then the foregoing Owner's election to terminate this Agreement under Section 4.02.A shall be canceled and of no force or effect and this Agreement shall not terminate. Such cancellation, however, shall not affect the right of Owner, as to each subsequent Fiscal Year to which Section 4.02.A applies, to again elect to terminate this Agreement pursuant to the provisions of Section 4.02.A (which subsequent election shall again be subject to Manager's rights under this Section 4.02.B). If Manager does not exercise its option to make the advance permitted by this Section 4.02.B, then this Agreement shall be terminated as of the date set forth in Section 4.02.A. Any amounts advanced by Manager pursuant to this Section 4.02.B shall be recovered by Manager, without interest, in subsequent Fiscal Years, in the same manner and with the same priority as Contingent Management Fees (IMF).

         4.03     Actions to be Taken on Termination
                  ----------------------------------

         Upon a Termination of this Agreement with respect to any one or more of the Inns, the following shall be applicable:

         A. Manager shall prepare a final accounting statement with respect to such Inn or Inns, as more particularly described in Section 8.01 hereof, dated as of the date of Termination. Within thirty (30) days of the receipt by Owner of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of a default by either party, in which the case defaulting party shall pay such cost.

         B. Manager shall release and transfer to Owner any of Owner's funds which are held or controlled by Manager with respect to such Inn or Inns.

         C. Manager shall make available to Owner such books and records respecting such Inn or Inns (including those from prior years, subject to Manager's reasonable records retention policies) as will be needed by Owner to prepare the accounting statements, in accordance with the Uniform System of Accounts, for such Inn or Inns for the year in which the Termination occurs and for any subsequent year.

         D. Manager shall (to the extent permitted by law) assign to Owner or to the new manager all operating licenses and permits for such Inn or Inns which have been issued in Manager's name (including liquor and restaurant licenses, if any); provided that if Manager has expended any of its own funds in the acquisition of any of such licenses or permits, Owner shall reimburse Manager therefor if it has not done so already.

         E. Appropriate adjustments shall be made regarding the application of this Agreement to any remaining Inns, such as, but not limited to, those adjustments described in Section 18.02 and 7.02.F, and the re-computation of Actual Debt Service, Operating

Profit Objective, Total Original Cost and other amounts as described in the definitions of those terms in Article I hereof.

         F. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 5.05, 6.01, 13.01.C, 9.02 and 11.04.

         G. Manager shall peacefully vacate and surrender such Inn or Inns to Owner.

                               END OF ARTICLE IV

                                   ARTICLE V

                            COMPENSATION OF MANAGER
                            -----------------------

         5.01     Management Fee
                  --------------

         In consideration of services to be performed during the term of this Agreement, Manager shall, subject to the provisions of Section 5.02 hereof, be paid the sum of the following as its management fee:

                  (a)        the Base Management Fee; plus
                  (b)        the Residence Inn System Fee; plus
                  (c)        the Incentive Management Fee.

The Incentive Management Fee, Contingent Management Fee (Base) and Contingent Management Fee (IMF) will be payable based on Operating Profit as provided in Sections 5.02 and 5.03 hereof. The Base Management Fee and the Residence Inn System Fee shall be payable based on Gross Revenues, and shall not be subject to limitations based on the amount of Operating Profit.

         5.02     Distributions of Operating Profit
                  ---------------------------------

         In each Fiscal Year (and with respect to each Accounting Period within each such Fiscal Year, as more particularly described in Section 5.04 hereof), Operating Profit shall be retained or paid, as applicable and to the extent available, in accordance with the following order of priority:

         A. First, an amount equal to Qualifying Debt Service (which shall be prorated among the Accounting Periods within any given Fiscal Year) shall be retained by Owner;

         B. Second, the amount needed to pay, or to create reserves deemed necessary in the reasonable discretion of Owner for, Administrative Expenses shall be retained by Owner.

         C. Third, an amount shall be retained by Owner equal to the First Priority Return (which shall be prorated among the Accounting Periods within any given Fiscal Year) less the amount of any outstanding Manager Loans, which amount shall be paid to Manager for repayment of such loans out of the amount otherwise being retained by Owner pursuant to this subsection C;

         D. Fourth, an amount equal to the outstanding balance of the Contingent Management Fees (Base) shall be paid to Manager;

         E. Fifth, the remaining balance of Operating Profit shall be divided into two (2) equal halves, one-half to be retained by Owner and the other half to be paid to Manager, to the extent that the one-half retained by Owner and the one-half paid to Manager are each (separately) equal to the Second Priority Return (which shall be prorated among the Accounting Periods within any given Fiscal Year) at which point payments under this subsection E shall cease and any remaining balance of Operating Profit shall be applied to the payment of unpaid fees in accordance with subsection F below. The one-half paid to Manager under this subsection E shall be applied to the payment (in sequence) of the Incentive Management Fee for the current Fiscal Year and any Contingent Management Fee (IMF). Notwithstanding any other provisions hereof, the amount paid to Manager under this subsection E shall in no event exceed the Incentive Management Fee for the current Fiscal Year and any Contingent Management Fees
(IMF).

         F. Sixth, the remaining balance of Operating Profit (after retention by the Owner of an amount equal to the Second Priority Return in accordance with Subsection E, shall be divided into two portions: (i) seventy-five percent (75%) of such balance shall be paid to Manager subject to the last sentence of this subsection F, and (ii) twenty-five percent (25%) shall be retained by Owner. The 75% portion paid to Manager under this subsection F shall be applied to the payment (in sequence) of the balance of the Incentive Management Fee for the current Fiscal Year and the balance of any Contingent Management Fees (IMF). Notwithstanding any other provisions hereof, the amount paid to Manager under this subsection F, when added to the amount paid to Manager under subsection E above, shall in no event exceed the balance of the Incentive Management Fees for the current Fiscal Year and the balance of any Contingent Management Fees (IMF).

          G. Seventh, the remaining balance of Operating Profit shall be retained by Owner.

         5.03     Application of Net Sales Proceeds and Net Refinancing Proceeds
                  --------------------------------------------------------------

         In the event that Owner, from time to time during the term of this Agreement, realizes Net Sales Proceeds or Net Refinancing Proceeds and, at that time, there exist any unpaid (i) Manager Loans, (ii) Contingent Management Fees
(Base), (iii) Incentive Management Fees, or (iv) Contingent Management Fees
(IMF), such Net Sales Proceeds or Net Refinancing Proceeds, as applicable, shall be retained or paid out by Owner, to the maximum extent possible, in the following order of priority:

         A. First, an amount equal to the Owner's Capital Return as of the date on which such Net Sales Proceeds or Net Refinancing Proceeds are realized by Owner shall be retained by Owner less the amount of any outstanding Manager Loans, which amount shall be paid by Owner to Manager out of the amount otherwise being retained by Owner pursuant to this subsection A;

         B. Second, an amount equal to any unpaid Contingent Management Fees (Base), Incentive Management Fees, and Contingent Management Fees (IMF) shall be paid in such order of priority to Manager; and

         C. Third, all remaining Net Sales Proceeds and Net Refinancing Proceeds shall be retained by Owner.

         5.04     Accounting and Interim Payment
                  ------------------------------

         A. Within twenty (20) days after the close of each Accounting Period, Manager shall submit an interim accounting to Owner showing Gross Revenues, Deductions, Operating Profit, and applications thereof with respect to the Inns. Manager shall transfer with each accounting any interim amounts due Owner and shall retain any interim amounts due Manager (as described in Section
5.01 hereof). Each accounting will be prepared on a consolidated basis rather than on an individual inn basis.

         B. Calculations and payments of the Incentive Management Fee, the Base Management Fee, the Residence Inn System Fee, and applications of Operating Profit made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within the Partnership Filing Period, Manager shall submit an accounting to Owner, as more fully described in Section 8.01, for the immediately preceding Fiscal Year, which accounting shall be controlling over the interim accounts. Any adjustments required by the Fiscal Year accounting shall be made by cash payments within five (5) business days of the receipt by Owner of such final accounting. No adjustment shall be made for any Operating Loss in a preceding or subsequent Fiscal Year.

         C. If the Operating Profit for any Fiscal Year exceeds the Operating Profit Objective, Manager shall be entitled to an Incentive Management Fee of twenty-three and a half percent (23.5%) of Operating Profit for that entire Fiscal Year, and appropriate year-end adjustments shall be made if the interim cumulative accountings for that Fiscal Year were based on the Incentive Management Fee being fifteen percent (15%) of Operating Profit. Beginning with the first Accounting Period in the next succeeding Fiscal Year, and continuing during all Accounting Periods for the remainder of such next succeeding Fiscal Year, Manager shall be entitled to perform the above-described interim cumulative accountings on the assumption that the Incentive Management Fee for that entire Fiscal Year will be twenty-three and a half percent (23.5%) of Operating Profit; subject, however, to appropriate year-end adjustments if the final accounting pursuant to Section 8.01 hereof for any such Fiscal Year shows that in fact the Operating Profit Objective was not exceeded during such Fiscal Year, and that therefore the Incentive Management Fee for that Fiscal Year is fifteen percent (15%) of Operating Profit. In all subsequent Fiscal Years, Manager shall be entitled to perform the above-described interim cumulative accountings on the assumption that the Incentive Management Fee will be twenty-three and a half percent (23.5%) of Operating Profit if, and only if, the Incentive Management Fee for the immediately preceding Fiscal Year was in fact twenty-three and a half percent (23.5%) of Operating Profit; otherwise, such interim cumulative accountings will be performed on the assumption that the Incentive Management Fee will be fifteen percent (15%) of Operating Profit; regardless of which assumption is used, appropriate year-end adjustments will be made if such assumption proves to be incorrect. Notwithstanding anything in this subsection C to the contrary, cumulative Incentive Management Fees shall at no time exceed twenty percent (20%) of cumulative Operating Profit during the period in which the Inns are owned by the Owner, provided, however, that for purposes of calculating such cumulative Incentive Management Fees, there shall not be counted that portion, if any, of the Incentive Management Fee for Fiscal Years 1988, 1989, 1990 and 1991 that would have been paid for such year but was not paid due to the limitations of Section

5.02 pursuant to the provisions of the Original Management Agreement.

         5.05     Manager Loans
                  -------------

         Manager shall have the right, but not the obligation, at any time and from time to time, to advance funds reasonably needed for additional Working Capital and to fund any shortfalls in the Debt Service Reserve Account in an amount which when added to the outstanding balance of previous such advances shall not exceed the average amount of the Deductions for each Accounting Period during the preceding full thirteen (13) Accounting Periods. Any such advances shall be deemed a loan by Manager to Owner in such amount (each, a "Manager Loan"), shall bear interest at one percent (1%) above the Prime Rate, and shall be repayable by Owner out of, including, without limitation, Operating Profit in the priority set forth in Section 5.02, and Net Sales Proceeds and Net Refinancing Proceeds in the priority set forth in Section 5.03, and as required by Section 18.02.G. Owner shall evidence any such loan by executing a promissory note payable to Manager in the principal amount of each such loan and bearing interest as aforesaid. Each such note shall be payable upon the earlier of (i) ten (10) years from the date of such advance, or (ii) the sale of substantially all of the Inns; and, during the term of this Agreement, shall be payable out of Operating Profit, Net Sales Proceeds and Net Refinancing Proceeds, and as required by Section 18.02.G.

                               END OF ARTICLE V

                                  ARTICLE VI

                   WORKING CAPITAL AND FIXED ASSET SUPPLIES
                   ----------------------------------------

         6.01  Working Capital
               ---------------

         Owner has, prior to the Amendment Date, provided to Manager funds for Working Capital. Owner and Manager agree that, immediately prior to the Amendment Date, a portion of such Working Capital funds in the amount of Fifty Thousand Dollars ($50,000) was deemed to be held by Manager pursuant to the new separate management agreement for the Bossier City Inn, and the balance of the Working Capital funds supplied by Owner shall continue to be held by Manager pursuant to the terms hereof. Owner shall from time to time hereafter advance within fifteen (15) days after receipt of Manager's written request any additional funds necessary to maintain Working Capital at levels determined by Manager to be necessary to satisfy the needs of each Inn as its operation may from time to time require. In the event Owner fails to advance additional Working Capital within said fifteen (15) day period, Manager may, in addition to any other rights or remedies available to it at law or in equity: (i) retain the required amounts from any portion of Operating Profit otherwise to be retained by Owner, (ii) make a Manager Loan to Owner in accordance with Section 5.05, and
(iii) terminate this Agreement upon not less than thirty (30) days written notice to Owner. Funds so advanced for Working Capital shall be utilized by Manager on behalf of Owner for the purposes of this Agreement pursuant to cash-management policies established for the System. With the exception of the outstanding balance of all Working Capital advances by Manager made as Manager Loans, Owner shall be the beneficial owner of all such funds throughout the term of this Agreement. Upon Termination with respect to any Inn or Inns, Manager shall return to Owner any unused Working Capital, except for Inventories purchased by Manager pursuant to Section 9.02 and except for the outstanding balance of all Working Capital advances by Manager made as Manager Loans.

         6.02  Fixed Asset Supplies
               --------------------

         As of the Amendment Date, Owner has supplied Fixed Asset Supplies or funds required therefor for all of the Inns. Owner shall from time to time hereafter promptly advance, upon request of Manager, any additional funds necessary to maintain Fixed Asset Supplies at levels determined by Manager to be necessary to satisfy the needs of each Inn as its operation may from time to time require. Fixed Asset Supplies shall remain the property of Owner throughout the term of the Agreement except for Fixed Asset Supplies purchased by Manager pursuant to
Section 9.02.

                               END OF ARTICLE VI

                                  ARTICLE VII

                     REPAIRS, MAINTENANCE AND REPLACEMENTS
                     -------------------------------------

         7.01     Routine Repairs and Maintenance
                  -------------------------------

         Manager shall maintain each Inn in good repair and condition and in conformity with applicable laws and regulations and shall make or cause to be made such routine maintenance, repairs and minor alterations, the cost of which can be expended under generally accepted accounting principles, as it, from time to time, deems necessary for such purposes. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Operating Profit.

         7.02     Repairs and Equipment Reserve
                  -----------------------------

         A. Manager shall establish, on a consolidated basis (or on such other basis as may be reasonably required by lenders providing financing to Owner with respect to the Inns), an escrow reserve account ("Repairs and Equipment Reserve" or the "Reserve"), in a bank or similar institution reasonably acceptable to both Manager and Owner, to cover the cost of:

                  1. Replacements and renewals related solely to the FF&E of the Inns; and

                  2. Certain routine repairs and maintenance to each Inn's Building which are normally capitalized under generally accepted accounting principles, such as exterior and interior repainting; resurfacing building walls, floors, roofs and parking areas; buying or leasing replacement vehicles; and replacing folding walls and the like, but which are not major repairs, alterations, improvements, renewals or replacements to such Building's structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, the cost of which are to be paid by Owner under Section 7.03, rather than from the Reserve.

         B. No portion of funds held in the Reserve prior to the Amendment Date shall be allocated to the new, separate management agreement for the Bossier City Inn. As of the Amendment Date, Manager holds the balance of funds contributed to the Reserve under the Management Agreement. For each Fiscal Year during the term of this Agreement, subject to the provisions of subsection E below, Manager shall transfer into the Reserve an amount equal to five percent (5%) of Gross Revenues. Transfers into the Reserve shall be made at the time of each interim accounting described in Section 5.04.A hereof. Commencing with Fiscal Year 2001, Manager shall have the right, but not the obligation, to increase the amount it transfers into the Reserve to any amount greater than five percent (5%) but not exceeding six percent (6%) of Gross Revenues for such Fiscal Year and successive Fiscal Year thereafter if, based upon a review of Replacement FF&E requirements for the Inns, such increase is necessary in Manager's reasonable judgment to fund future Replacement FF&E that would be necessary to maintain the Inns in accordance with Manager's standards for Residence Inns. Any amounts held in the Reserve may be applied, as between the Inns, without regard to the source of such amounts, provided that such application satisfies the requirements of this Article VII. All amounts transferred to the Reserve shall be deducted from Gross Revenues in determining Operating Profit and shall be deposited in the special Reserve account described in Section 7.02.A hereof.

         C. Manager shall from time to time make such (1) replacements and renewals to the FF&E of the Inns, and (2) repairs to each Inn Building of the nature described in Section 7.02.A.2, as it deems necessary, up to the balance in the Repairs and Equipment Reserve. No expenditures will be made in excess of said balance without the approval of Owner. Withdrawals from the Reserve shall be made only by representatives of Manager whose signatures have been authorized. At the end of each Fiscal Year, any amounts remaining in the Repairs and Equipment Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of each Inn shall be added to the Reserve. The Reserve will be kept in an interest-bearing account, and any interest which accrues thereon shall be retained in the Reserve. Neither
(i) proceeds from the disposition of FF&E, nor (ii) interest which accrues on amounts held in the Reserve, shall (a) result in any reduction in the required contributions to the Reserve set forth in subsection B above, nor (b) be included in Gross Revenues. Manager, in its reasonable discretion, and subject to the exceptions stated below, shall decide whether to purchase or lease any Replacement FF&E or motor vehicles used in transporting Inn guests. If Manager enters into any lease of Replacement FF&E or motor vehicles used in transporting Inn guests, it shall do so on Owner's behalf and as Owner's agent; or, upon Manager's recommendation and request, Owner shall directly enter into such leases. Notwithstanding the foregoing, Manager shall not and shall not require Owner to enter into any lease other than (i) Telephone Leases, (ii) Computer Leases, (iii) TV System Leases, (iv) FF&E Leases, and (v) leases of vehicles used in transporting Inn guests. With respect to FF&E Leases only, Manager shall be required to obtain Owner's prior written approval before entering into or requesting that Owner enter into any FF&E Lease, if (a) the fair market value of the FF&E with respect to all FF&E Leases relating to each Inn (including those being entered into) would exceed at any time Two Hundred Thousand Dollars ($200,000) (as increased each Fiscal Year after Fiscal Year 1996 by the CPI Percentage) in respect of such Inn, (b) the FF&E to be covered by such FF&E Lease is FF&E that is not customarily leased in the hotel industry in the United States, or (c) such FF&E Lease is on payment terms (including the amounts and schedule of payments) that would be materially more favorable to the lessor thereof than payment terms customary in the hotel industry in the United States for similar leases. With respect to TV System Leases only, Manager shall be required to obtain Owner's prior written approval before entering into or requesting the Owner enter into any TV System Lease, if (a) the equipment to be covered by such TV System Lease is not customarily leased in the hotel industry in the United States or (b) such TV System Lease is on payment terms (including the amounts and schedule of payments) that would be materially more favorable to the lessor thereof than payment terms customary in the hotel industry in the United States for similar leases. In cases described in the preceding two sentences, Owner's approval shall not be unreasonably withheld; provided, however, that the failure of any Lender to approve such leasing proposal shall justify Owner in withholding its approval.

         D. Manager shall prepare an estimate ("Repairs and Equipment Estimate") of the expenditures necessary for (1) replacements and renewals to the FF&E of the Inns, and (2) repairs to each Inn building of the nature described in
Section 7.02.A.2, during the ensuing Fiscal Year and shall submit such Repairs and Equipment Estimate to Owner at the same time it submits the Annual Operating Projection described in Section 8.03. The Repairs and Equipment Estimate shall be prepared on a consolidating basis showing proposed expenditures as to each Inn. It shall also indicate the time schedule for making such replacements and renewals.

         E. The percentage contributions for the Repairs and Equipment Reserve described in Section 7.02.B are estimates based upon Manager's prior experience. As each Inn ages, these percentages either (i) may not be sufficient to keep the Reserve at the levels necessary to make the replacements and renewals to the FF&E of such Inn, or to make the repairs to such Inn building of the nature described in Section 7.02.A.2, which are required to maintain such inn as a first-class facility in accordance with Manager's standards for Residence Inns, or (ii) may be in excess of those amounts necessary to maintain such Inn as a first-class facility in accordance with Manager's standards for Residence Inns. If the Manager reasonably determines that the percentages contained in Section 7.02.B are in excess of the amounts sufficient to maintain the Inns as first-class facilities in accordance with Manager's standards for Residence Inns, the Manager may reduce the percentages.

         If the Repairs and Equipment Estimate prepared in good faith by Manager exceeds the available funds in the Repairs and Equipment Reserve, Owner will:

                  1. Agree to increase the annual percentage in Section 7.02.B to provide the additional funds required, or

                  2. Arrange to obtain outside financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Deductions in determining Operating Profit, or

                  3. Provide the additional funds required; in which case, such amounts (plus interest at the Prime Rate plus one percent (1%) per annum) shall be repaid to Owner from Gross Revenues in equal installments over the period of the next sixty-five (65) Accounting Periods, and such installment repayments shall be Deductions.

         A failure or refusal by Owner to agree in writing to either 1, 2 or 3 above within a sixty (60) day period after Manager's request therefor shall entitle Manager, within sixty (60) days after such failure or refusal, to notify Owner that it will terminate this Agreement, as to those Inns as to which agreement was not reached, as of a date six (6) months after the date of Manager's notice. If Manager does not so notify Owner, it shall continue to manage the Inns in question, as provided under this Agreement, without the aforesaid increase in the percentage contribution to the Reserve. If Owner agrees to obtain outside financing or provide additional funding as described in Subsection 2 or 3 above but fails to deposit such funds into the Reserve within sixty (60) days after such agreement, then, in addition to any other remedies to which it is entitled, Manager shall be entitled to (i) notify Owner that it will terminate this Agreement as to those Inns for which funds were not deposited as of a date three (3) months after the date of Manager's notice, or (ii) continue to manage the Inn or Inns without making such alterations, improvements, renewals, or replacements.

         F. Upon Termination of this Agreement with respect to any one or more of the Inns, whether pursuant to Section 7.02.E above or pursuant to other provisions of this Agreement, that portion of the Reserve properly allocable to said Inn or Inns shall be released from the Reserve and paid to Owner unless Manager will continue operating some or all of the Inns being terminated from this Management Agreement, in which case Manager shall transfer all amounts held in the Reserve properly allocable to the Inns Manager will continue operating to one or more new accounts for the benefit of the new owner or owners of such Inns.

         7.03     Building Alterations, Improvements, Renewals, and Replacements
                  --------------------------------------------------------------

         A. Manager shall prepare an annual estimate of the expenses necessary for major repairs, alterations, improvements, renewals and replacements (which repairs, alterations, improvements, renewals and replacements are not among those referred to Section 7.02.A.2) to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of each of the Buildings ("Building Estimate") and shall submit such Building Estimate to Owner for its approval at the same time the Annual Operating Projection is submitted. The Building Estimate and shall be prepared on a consolidating basis showing proposed expenditures as to each Inn. Manager shall not make any expenditures for such purposes without the prior written consent of Owner. However, if major repairs, alterations, improvements, renewals or replacements to any Inn are required by reason of any law, ordinance, regulation or order of a competent government authority, or are otherwise required for the continued safe and orderly operation of such Inn, Manager shall immediately give Owner notice thereof and shall be authorized (but not obligated) to take appropriate remedial action without such approval if Owner does not act; provided that Manager shall in no event act without obtaining Owner's prior consent if the cost of such remedial action exceeds, for any given Inn, four percent (4%) of such Inn's annual Gross Revenues for the immediately preceding full Fiscal Year. Owner shall bear the cost of all such alterations, improvements, renewals or replacements by either:

                  1. Providing outside financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Qualifying Debt Service, or

                  2. Providing the additional funds required, which amounts shall be treated as Additional Inn Investments hereunder.

         B. If Owner does not approve the Building Estimate as to one or more or all of the Inns within sixty (60) days after it has been submitted, Manager may, within sixty (60) days after the end of said sixty-day period, notify Owner that it will terminate this Agreement as to those Inns as to which agreement was not reached as of a date six (6) months after the date of Manager's notice. If Manager does not so notify Owner, it shall continue to manage the Inns in question, as provided under this Agreement, without making any expenditures in the Building Estimate that were not approved. If Owner approves the Building Estimate as to one or more or all of the Inns but fails to deliver funds required by such Building Estimate as to one or more Inns within sixty (60) days after such approval, then Manager may, at its option and in addition to any other remedies available to it, (i) notify Owner that it will terminate this Agreement as to those Inns for which funds were not deposited as of a date three
(3) months after the date of Manager's notice, (ii) use funds from the Reserve to pay for the expenditures in the approved Building Estimate, or (iii) continue to manage the Inn or Inns without making such alterations, improvements, renewals or replacements.

         7.04     Liens
                  -----

         Manager and Owner shall use their best efforts to prevent any liens from being filed against any Inn which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to such Inn. Manager and Owner shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

         7.05     Ownership of Replacements
                  -------------------------
         All repairs, alterations, improvements, renewals or replacements made pursuant to Article VII, and all amounts kept in the Reserve, shall be the property of Owner.

                              END OF ARTICLE VII

                                 ARTICLE VIII

                         BOOKKEEPING AND BANK ACCOUNTS
                         -----------------------------

         8.01     Books and Records
                  -----------------

         A. Books of control and account shall be kept on the accrual basis and in material respects in accordance with the Uniform System of Accounts, with the exceptions provided in the Agreement. Owner may at reasonable intervals during Manager's normal business hours examine such records. Within the Partnership Filing Period, Manager shall furnish Owner a statement in reasonable detail summarizing the operations of the Inns for the immediately preceding Fiscal Year and a certificate of Manager's chief accounting officer certifying that such year-end statement is true and correct. The parties shall, within five (5) business days after the receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such statement. If Owner desires, at its own expense, to audit such statement and supporting records, Owner shall begin such audit within ninety (90) days following its receipt of such statement and shall complete such audit within ninety (90) days thereafter. If Owner does not make such an audit, then such statement shall be deemed to be conclusively accepted by Owner as being correct, and Owner shall have no right thereafter, except in the event of fraud by Manager, to question or examine the same. If any audit by Owner discloses an understatement of any amounts due Owner, Manager shall promptly pay Owner such amounts found to be due, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. If, however, the audit discloses that Manager has not received any amounts due it, Owner shall pay Manager such amounts, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. Any dispute concerning the correctness of an audit shall be settled by arbitration, in accordance with the then current rules of the American Arbitration Association.

         B. If Owner's audit discloses an error in the total payment of amounts due Owner, for any Fiscal Year so audited, that is in excess of five percent (5%), Manager shall pay for the cost of Owner's audit. In addition, in such event, Owner may audit the statements of Inn operations and supporting records for the two (2) preceding Fiscal Years. Owner shall bear the cost of such audit, except for the cost thereof relating to any Fiscal Year in which the audit discloses an error in excess of five percent (5%) in the payment of amounts due Owner.

         C. All statements shall be prepared on consolidated basis rather than on an individual Inn basis; however, to the extent Manager prepares them for its own internal purposes, Manager shall, on Owner's written request, furnish Owner with copies of unaudited statements prepared for each Inn separately.

         8.02     Accounts, Expenditures
                  ----------------------

         A. All funds derived from operation of the Inns shall be deposited by Manager in a bank account in a bank designated by Manager. Withdrawals from said accounts shall be made only by representatives of Manager whose signatures have been authorized. Reasonable petty cash funds shall be maintained at each Inn.

         B. All payments made by Manager hereunder shall be made from authorized bank accounts, petty cash funds, or from Working Capital provided pursuant to
Section 6.01. Manager shall not be required to make any advance or payment to or for the account of Owner except out of such funds, and Manager shall not be obligated to incur any liability or obligation for Owner's account without assurances that necessary funds for the discharge thereof will be provided by Owner. Debts and liabilities incurred by Manager as a result of its operation and management of the Inns pursuant to the terms hereof, whether asserted before or after the Termination of this Agreement, will be paid by Owner to the extent funds are not available for that purpose from the operation of the Inns.

         8.03     Annual Operating Projection
                  ---------------------------
         A. Manager shall submit to Owner for its review, thirty (30) days prior to the beginning of each Fiscal Year, an "Annual Operating Projection." Such projection shall project, on a consolidated basis, the estimated Gross Revenues, departmental profits, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Inns, taking into account each Inn's market area. Manager shall use its best efforts to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection impracticable, and Manager shall be entitled to depart therefrom due to causes of the foregoing nature.

         B. If Owner intends to sell or refinance any one or more of the Inns, Manager agrees to cooperate in providing information to facilitate such sale or refinancing.

         8.04     Operating Losses; Credit
                  ------------------------

         A. To the extent there is an Operating Loss for any Accounting Period, additional funds in the amount of any such deficiency shall be provided by Owner within twenty (20) days after Manager has given written notice to Owner of such Operating Loss. If Manager elects not to so notify Owner or if Owner does not so fund such deficiency on Manager's request (but, in such latter case, without affecting Manager's other remedies under this Agreement), Manager shall have the right to withhold an amount equal to such deficiency from future disbursements of funds otherwise due to Owner.

         B. In no event shall either party borrow money in the name of or pledge the credit of the other.

                              END OF ARTICLE VIII

                                  ARTICLE IX

                   TRADEMARKS, TRADE NAMES AND SERVICE MARKS
                   -----------------------------------------

         9.01     Trademarks, Trade Names and Service Marks
                  -----------------------------------------

         A. During the term of the Agreement, each Inn shall be known as a "Residence Inn" or "Residence Inn by Marriott" or "Marriott Residence Inn", with such additional identification as may be necessary to provide local identification. If the name of the "Residence Inn by Marriott" System is changed, Manager will change the name of each Inn to conform thereto. The names "Marriott," "Residence Inn," "Residence Inn by Marriott" and "Marriott Residence Inn" (each of the foregoing names, together with any combination thereof, shall herein be collectively referred to as the "Trade Names") when used alone or in connection with another word or words, and the Marriott or Residence Inn trademarks, service marks, other trade names, symbols, logos and designs shall in all events remain the exclusive property of Manager or Marriott, and nothing contained herein shall confer on Owner the right to use any of the Trade Names, or the Marriott or Residence Inn trademarks, service marks, other trade names, symbols, logos or designs otherwise than in strict accordance with the terms of this Agreement. Except as provided in Section 9.02, upon Termination with respect to any one or more of the Inns, any use of or right to use any of the Trade Names, or any of the Marriott or Residence Inn trademarks, service marks, other trade names, symbols, logos or designs by Owner shall cease forthwith and Owner shall promptly remove from each such Inn any signs or similar items which contain any of said Trade Names, trademarks, service marks, other trade names, symbols, logos or designs. If Owner has not removed such signs or similar items promptly upon Termination, Manager shall have the right to remain at such Inn as long as is necessary for it to do so.

         B. Included under the terms of this Section are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with the Inns, including but not limited to restaurant names, lounge names, etc., whether or not the marks contain the "Marriott" name or the "Residence Inn" name. The right to use such trademarks, service marks, trade names, symbols, logos or designs belongs exclusively to Manager or Marriott, and the use thereof inures to the benefit of Manager or

Marriott whether or not the same are registered and regardless of the source of the same.

         9.02     Purchase of Inventories and Fixed Asset Supplies
                  ------------------------------------------------

         Upon Termination, either of this entire Agreement or with respect to a given Inn, Manager shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then book value, any items of such Inn's Inventories and Fixed Asset Supplies as may be marked with any Trade Name, or any Marriott or Residence Inn trademark, other trade name, symbol, logo or design. In the event Manager does not exercise such option, Owner agrees that it will use any such items not so purchased exclusively in connection with such Inn (or one of the other Inns) until they are consumed.

         9.03     Breach of Covenant
                  ------------------

         Manager, Marriott and the Marriott Affiliates shall be entitled, in case of any breach of the covenants of Article IX by Owner or others claiming through it, to injunctive relief and to any other right or remedy available at law. Article IX shall survive Termination.

                               END OF ARTICLE IX

                                   ARTICLE X

                        MANAGEMENT AND USE OF THE INNS

         10.01    Management of the Inns
                  ----------------------

         Manager shall manage each Inn under standards comparable to those prevailing in other inns in the "Residence Inn by Marriott" System, including all activities in connection therewith which are customary and usual to such an operation.

         10.02    Chain Services
                  --------------

         Manager shall, commencing with the Effective Date and thereafter during the term of this Agreement, cause to be furnished to each Inn certain services ("Chain Services") which are furnished generally on a central or regional basis to other inns in the "Residence Inn by Marriott" System which are managed by Manager, Marriott, or any Marriott Affiliate, and which benefit each Inn as a participant in such System. Chain Services shall include: (i) divisional executive management; (ii) sales office services; the development of programs for training and manpower development; and computer payroll and accounting services; and (iii) such additional central and regional services as may from time to time be furnished for the benefit of inns in the "Residence Inn by Marriott" System or in substitution for services now performed at individual inns which may be more efficiently performed on a group basis. The services described in this Section 10.02 shall not include services which are described in the definitions of "Base Management Fee" and "Residence Inn System Fee." Costs and expenses incurred in the providing of such services shall be allocated on a fair and equitable basis, on a "per-suite" basis, among all "Residence Inn by Marriott" inns managed by Manager in the United States receiving the same. To the extent that services described in this Section 10.02 have been funded through the Marketing Fund, there will be no allocation of the costs and expenses thereof under this Section 10.02.

         10.03    Owner's Right to Inspect
                  ------------------------

         Owner or its agents shall have access to any Inn at any and all reasonable times for the purpose of protecting the same against fire or other casualty, prevention of damage to the Inn, inspection, making repairs, or showing such Inn to prospective purchasers, tenants or mortgagees.

                               END OF ARTICLE X

                                  ARTICLE XI

                                   INSURANCE
                                   ---------

         11.01    Property Insurance
                  ------------------

         A. Manager shall, commencing with the Effective Date and for the duration of each Inn Term, procure and maintain, using funds deducted from Gross Revenues in determining Operating Profit, with insurance companies approved by Owner and licensed to do business in the state where the respective Inn is located (unless coverage is not available from licensed companies or non-licensed companies provide coverage which a reasonable insurance expert would deem preferable), a minimum of the following insurance:

            1. Insurance on each Inn (including contents) against loss or damage by all perils included in "all risk" (as such term is commonly used in the insurance industry) coverage, in an amount not less than one hundred percent (100%) of the replacement cost thereof, except that if such 100% replacement cost coverage is not available on reasonable rates and terms, then such insurance shall be in an amount not less than ninety percent (90%) of the replacement cost of each Inn;

            2. Earthquake (except in California) and flood insurance, if available on reasonable rates and terms, to be determined at the discretion of Manager;

            3. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers, to the extent applicable, installed in each Inn;

            4. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 11.01.A.1, 2 and 3, for a period of not less than one (1) year after the occurrence, of a type and in amounts and with such deductible limits as are generally established by Manager at the other inns it owns or manages under the Marriott Residence Inn name in the United States.

         B. All policies of insurance required under Section 11.01. A. 1, 2, 3 and 4 shall be carried in the name of Owner, Manager, and the holder of the first-lien permanent mortgage on such Inn; subject to the rights of any lender, any losses thereunder shall be payable to the parties as and to the extent their respective interests, if any, may appear.

         C. Any mortgage on any Inn shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Section 11.01 shall be available for repair and restoration of such Inn.

         11.02    Operational Insurance
                  ---------------------

         Manager shall, commencing with the Effective Date and for the duration of each Inn Term, procure and maintain, using funds deducted from Gross Revenues in determining Operating Profit, either with insurance companies approved by Owner and licensed to do business in the state where the respective Inn is located (unless coverage is not available from licensed companies or non-licensed companies provide coverage which a reasonable insurance expert would deem preferable), or by Manager legally qualifying as a workers' compensation self-insurer in the state where the particular Inn is located, the following insurance:

         A. Worker's compensation and employer's liability insurance as may be required under applicable laws covering all of Manager's employees at each Inn, with such deductible limits or self-insured retentions as are generally established by Manager at the other inns it owns or manages under the "Residence Inn by Marriott" name in the United States;

         B. Fidelity bonds, with reasonable limits and deductibles to be determined by Manager, covering its employees in job classifications normally bonded in the other inns it owns or manages under the "Residence Inn by Marriott" name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Manager and Owner mutually agree it is necessary for each Inn;

         C. Comprehensive general public liability insurance against claims for personal injury, death or property damage occurring on, in, or about each Inn, and automobile insurance on vehicles operated in conjunction with such Inn, with a combined single limit of not less than Twenty-five Million Dollars ($25,000,000) for each occurrence for personal injury, death and property damage, with such deductible limits or self-insured retentions as are generally established by Manager at the other inns it owns or manages under the "Residence Inn by Marriott" name in the United States; if Manager feels in its reasonable discretion that higher limits are appropriate, it will obtain them;

         D. Such other insurance in amounts as Manager in its reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Inns or as reasonably required by Owner's lenders holding first mortgages on the Inns.

         11.03    Coverage
                  --------

         All insurance described in Sections 11.01 and 11.02 may be obtained by Manager by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein. Deductible limits and self-insured retentions shall be as provided in the blanket policies covering the inns owned or managed by Manager under the "Residence Inn by Marriott" name in the United States. In addition, Manager may self-insure workers' compensation insurance (if it has legally qualified to do so) or otherwise retain such risks or portions thereof as it does with respect to other inns it owns or manages under the "Residence Inn by Marriott" name in the United States.

         11.04    Cost and Expense
                  ----------------

         Insurance premiums and any costs or expenses with respect to the insurance described in this Article XI shall be Deductions in determining Operating Profit. Premiums on policies for more than one year shall be charged pro rata against Gross Revenues over the period of the policies. The expenses incurred in maintaining Manager's self-insurance program shall be charged on an equitable basis to the inns participating in such programs. Any reserves, losses, costs, damages or expenses which are uninsured, or fall within deductible limits, shall be treated as a cost of insurance and shall be Deductions in determining Operating Profit. Upon Termination, either of this entire Agreement or with respect to a given Inn, an escrow fund in an amount reasonably acceptable to Manager (which amount, when funded, shall thereafter be final as between Owner and Manager) shall be established from Gross

Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to cover the amount of any deductible limits and all other costs which will eventually have to be paid by Manager with respect to pending or contingent claims, including those which arise after Termination for causes arising during the term of the Agreement.

         11.05    Policies and Endorsements
                  -------------------------

         A. Where permitted, all insurance provided under Article XI shall name Owner and any lender or mortgagee designated by Owner as additional insureds. Manager shall deliver to such additional insureds certificates of insurance with respect to all policies so procured, including existing, additional and renewal policies and, in the case of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies not less than ten
(10) days prior to the respective dates of expiration.

         B. All policies of insurance provided for under Article XI shall, to the extent obtainable, have attached thereto an endorsement that such policy shall not be canceled or materially changed without at lease thirty (30) days' prior written notice to the certificate holder.

                               END OF ARTICLE XI

                                  ARTICLE XII

                                     TAXES
                                     -----

         12.01    Real Estate and Personal Property Taxes
                  ---------------------------------------

         All real estate and personal property taxes, levies, assessments and similar charges on or relating to each Inn ("Impositions") during each Inn Term shall be paid by Manager from Gross Revenues, before any fine, penalty, or interest is added thereto or lien placed upon any Inn or upon the Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Any such payments shall be a Deduction in determining Operating Profit. Owner shall, within five (5) days of receipt, furnish Manager with copies of official tax bills and assessments which it may receive with respect to any of the Inns. Either Owner or Manager (in which case Owner agrees to sign the required applications and otherwise cooperate with Manager in expediting the matter) may initiate proceedings to contest any Imposition, and all reasonable costs of any such contest shall be paid from Gross Revenues and shall be a Deduction in determining Operating Profit.

                              END OF ARTICLE XII

                                 ARTICLE XIII

                                 INN EMPLOYEES
                                 -------------

         13.01    Employees
                  ---------

         A. All personnel employed at each Inn shall at all times be the employees of Manager. Manager shall have absolute discretion to hire, promote, supervise, direct and train all employees at each Inn, to fix their compensation and, generally, establish and maintain all policies relating to employment.

         B. Manager shall decide whom, if any, of the employees of each Inn shall reside at such Inn, and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting each Inn in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Owner and Manager except in accordance with usual practices of the hotel and travel industry.

         C. At Termination with respect to a given Inn, other than a Termination
(i) by reason of a default of Manager hereunder or (ii) at Manager's option (except as a result of a default by Owner), provided that the expiration of a given Inn Term under Section 4.01 shall not be deemed "at Manager's option" for purposes of this Section 13.01, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to reimburse Manager for all costs and expenses incurred by Manager in terminating its employees at the affected Inn, such as severance pay, unemployment compensation and other employee liability costs arising out of the termination of employment of Manager's employees at such Inn.

                              END OF ARTICLE XIII

                                  ARTICLE XIV

                    DAMAGE, CONDEMNATION AND FORCE MAJEURE
                    --------------------------------------

         14.01    Damage and Repair
                  -----------------

         A. If, during the term hereof, any of the Inns is damaged or destroyed by fire, casualty or other cause, Owner shall, at its cost and expense and with all reasonable diligence, repair or replace the damaged or destroyed portion of such Inn to the same condition as existed previously. To the extent available, proceeds from the insurance described in Section 11.01 shall be applied to such repairs or replacements. However, Owner shall not be obligated to so repair or replace the damaged or destroyed portion of such Inn if one or more of the following is true: (i) the Inn is so badly damaged or destroyed that it cannot reasonably be repaired or replaced within one (1) year of the date on which the construction work relating to the repair and/or replacement would begin; (ii) the proceeds of insurance available for such repair or replacement are less than ninety percent (90%) of the estimated repair and replacement costs; or (iii) the remainder of the Inn Term with respect to such Inn is less than ten (10) years, and Manager fails to agree to extend such Inn Term to a date which is at least ten (10) years after the estimated date of the completion of such repair and/or replacement. If Owner elects not to repair or replace said damaged portion of such Inn for one or more of the foregoing reasons, it shall so notify Manager by written notice within ninety (90) days after the date of the casualty.

         B. In the event damage or destruction to any Inn from any cause materially and adversely affects the operation of such Inn and (i) Owner fails to promptly commence and complete the repairing, rebuilding or replacement of the same so that such Inn shall be substantially the same as it was prior to such damage or destruction, or (ii) Owner notifies Manager, pursuant to the provisions of Section 14.01.A above, that Owner will not repair or replace such damage for one or more of the reasons set forth in Section 14.01.A, Manager may, at its option, terminate the Agreement with respect to such Inn upon sixty (60) days' written notice.

         14.02    Condemnation
                  ------------

         A. In the event all or substantially all of any Inn shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of such Inn shall be so taken, but the result is that it is unreasonable to continue to operate such Inn, this Agreement shall terminate with respect to such Inn. Owner and Manager shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled.

         B. In the event a portion of any Inn shall be taken by the events described in Section 14.02.A, or an entire Inn is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate such Inn, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render such Inn equivalent to its condition prior to such event shall be used for such purpose. Owner shall retain the balance of such award, subject to the provisions of any mortgage of the Inn.

         14.03    Force Majeure
                  -------------

         A. If acts of God, acts of war, civil disturbance, or governmental action (collectively herein referred to as "Force Majeure") make it impractical for either Owner or Manager to perform any of its respective obligations hereunder, such obligation shall be suspended until it is again possible for the affected party to perform it. In addition, if such an event, in Manager's or Owner's reasonable judgment, makes continued operation of an Inn impractical for more than a reasonable temporary period, then Manager or Owner may terminate this Agreement as to such Inn on sixty (60) day's written notice to Owner or Manager, as the case may be.

         B. The provisions of Section 14.03.A shall not apply to the specific provisions of this Agreement regarding (i) damage or destruction, (ii) condemnation, and (iii) withdrawal or revocation of licenses or permits.

                              END OF ARTICLE XIV

                                  ARTICLE XV

                                   DEFAULTS
                                   --------

         15.01   Events of Default
                 -----------------

         The following shall constitute "events of default" to the extent permitted by applicable law:

         A. The failure of either party to make any payment required to be made in accordance with the terms hereof within ten (10) days after written notice that such payment has not been made; or

         B. Unless Section 15.01.A is applicable, the breach by either party of any material representation, warranty or covenant contained in this Agreement, or the default by either party in the performance of any covenants, undertakings, obligations or conditions set forth in this Agreement, which breach or default shall not have been cured within thirty (30) days after notice of such breach or default; provided that an "event of default" shall not exist with regard thereto if such breach or default (i) is not attributable to a failure to pay any sums due under this Agreement and (ii) such breach or default is curable (but not within such thirty (30) day period) and the defaulting party commences the cure of said breach or default within said thirty (30) day period and thereafter proceeds diligently and in good faith to complete such cure; or

         C. If a court of competent jurisdiction has entered a final, non-appealable judgment finding Manager liable for fraud, gross negligence or willful and wanton misconduct in its dealings with Owner hereunder; or

         D. If Manager or Owner shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or make a general assignment for the benefit of its creditors, or file a voluntary petition in bankruptcy or a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation, or file any answer admitting the material allegations of a petition filed against it in any such proceeding, or be adjudicated a bankrupt or insolvent, or take any action looking toward dissolution; or

         E. If any final order, judgment or decree (that is, an order, judgment or decree affirmed on appeal to a court of last resort or after the expiration of any period to appeal) shall be entered without the application, approval or consent of Manager or Owner by any court of competent jurisdiction, approving a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or further statute, law or regulation with respect to Manager or Owner, or appointing a receiver, trustee or liquidator of all or a substantial part of Manager's or Owner's assets and such order, judgment or decree shall continue unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).

         15.02   Remedies
                 --------

         A. If, at any time during the term of this Agreement, an "event of default" (as defined in Section 15.01) shall occur, then the non-defaulting party may, at its option, terminate this Agreement by giving notice to the other party, specifying a date, not earlier than thirty (30) days after the receipt of such notice, for Termination of this Agreement. If the default has not been cured on or before the date specified in the aforesaid notice, this Agreement shall terminate on such date.

         B. The rights set forth in Section 15.02.A shall not be in substitution for, but shall be in addition to, any and all rights and remedies available to the non-defaulting party by reason of applicable law.

                               END OF ARTICLE XV

                                  ARTICLE XVI

                         WAIVER AND PARTIAL INVALIDITY
                         -----------------------------

         16.01   Waiver
                 ------

         The failure of either party to insist upon a strict performance of any of the terms or provisions of the Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

         16.02   Partial Invalidity
                 ------------------

         If any portion of the Agreement shall be declared invalid by order, decree or judgment of a court, the Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Manager or Owner or constitute a substantial deviation from the general intent and purpose of said parties as reflected in the Agreement.

                              END OF ARTICLE XVI

                                 ARTICLE XVII

                                  ASSIGNMENT
                                  ----------

         17.01   Assignment
                 ----------

         A. Neither party shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other; provided, however, that Manager shall have the right, without such consent, to
(1) assign its interest in this Agreement to Marriott or any Marriott Affiliate (other than one which is a partner of Owner) which (i) has adequate experience in managing hotels and has adequate capital to conduct its business as Manager under this Agreement, and (ii) agrees in writing to be bound by and comply with the terms of this Agreement (such written agreement to be delivered to Owner); and (2) lease shops or grant concessions at the Inns so long as the terms of any such leases or concessions do not exceed the term of this Agreement. Nothing contained herein shall prevent (i) the conditional assignment of this Agreement by Owner as security for any mortgage on the Inns pursuant to Section 17.02;
(ii) the transfer of this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of Marriott; or (iii) an assignment of this Agreement in connection with an approved sale of one or more of the Inns pursuant to Section 18.01.A.2.

         B. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Owner or Manager of its interest in this Agreement shall not relieve Owner or Manager, as the case may be, from their respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, their respective successors, heirs, legal representatives, or assigns.

         17.02   Mortgages and Collateral Assignments
                 ------------------------------------

         Owner may from time to time (i) grant mortgages, deeds of trust or similar security instruments encumbering the Inns, and (ii) collaterally assign its interest under this Agreement as additional security, provided that all such mortgages, deeds of trust, other security instruments and collateral assignments: (a) are granted or entered into in connection with indebtedness that is described in Section 3.01.A.2 (ii) and (iii) hereof, and (b) each contain a non-disturbance provision in the form described in Section 3.01.A.2(i) hereof. Provided that all of the provisions of Section 3.01.A.2 are complied with, Manager agrees that (in connection with Owner obtaining such secured loans) it will: (x) deliver to the lender, upon Owner's written request therefor, a statement that this Agreement is in full force and effect and that there are no outstanding defaults hereunder, or, if there are outstanding defaults, describing what they are; (y) subordinate Manager's interest in this Agreement to the rights of the lender upon foreclosure of any such mortgage, deed of trust, security agreement or like instrument, or upon the granting of a deed in lieu of foreclosure (provided that such lender simultaneously agrees to a non-disturbance provision in the form described in Section 3.01.A.2(i) hereof); and (z) attorn to and recognize such lender or its assignee as being the "Owner" under this Agreement upon a conveyance of title to the Inns to such lender or its assignee, whether such conveyance is the result of a foreclosure of said mortgage, deed of trust, security agreement or like instrument, or is the result of a deed in lieu of foreclosure.

                              END OF ARTICLE XVII

                                 ARTICLE XVIII

                            SALE OF AN INN OR INNS
                            ----------------------

         18.01   Right of First Refusal
                 ----------------------

         A. It is a principal inducement for Manager to enter into this transaction that the twenty-two (22) Inns shall not, at any one time, ever be owned by more than five (5) separate individuals or entities each of whom has a management agreement with Manager with respect to its Inn or Inns. Accordingly, Owner agrees that it will not have the right to sell or lease any one or more of the Inns if such a transaction, when consummated, would result in the twenty-two
(22) Inns being owned by more than five (5) separate owners. Subject to the foregoing, if Owner receives a bona fide written offer to purchase or lease any one or more of the Inns, and desires to accept such offer, Owner shall give written notice thereof to Manager stating the name of the prospective purchaser or tenant, as the case may be, the price or rental and the terms and conditions of such proposed sale or lease, together with all other information requested by Manager and reasonably available to Owner. Within thirty (30) days after the date of receipt of Owner's written notice and such other information, Manager shall elect, by written notice to Owner, one of the following alternatives:

            1. To purchase or lease such Inn or Inns at the same price or rental and upon the same terms and conditions as those set forth in the written notice from Owner to Manager or upon other terms acceptable to Owner, in which event Owner and Manager shall promptly enter into an agreement for such sale or lease and shall finalize the same within ninety (90) days.

            2. To consent to such sale or lease and to agree to enter into a new management agreement, with respect to such Inn or Inns, with such purchaser or tenant, which new management agreement will be on all of the terms and conditions of this Agreement, except that the Actual Debt Service and the Operating Profit Objective shall be only the portion thereof allocable to such Inn or Inns based on the percentages as set forth in Exhibit "B" hereof, and except that, in preparing such new management agreement, appropriate adjustments shall be made to all other terms and provisions of this Agreement which have been agreed to and/or computed on the assumption that this Agreement will apply to all twenty-two (22) Inns (and reciprocal adjustments shall likewise be made to this Agreement itself, which will be applicable to the Inns not being sold under this Section 18.01, as set forth in Section 18.02 hereof); provided, however, that if Manager in good faith believes (and so states in writing to Owner) that any one or more of the following is true: (i) that the proposed purchaser is a competitor, in the lodging business, of Manager, Marriott or any Marriott Affiliate; (ii) that the business character and reputation of the proposed purchaser have not been firmly established; or (iii) that the financial condition and prospects of the proposed purchaser are not adequate to discharge the obligations of Owner under this Agreement, Manager shall have the right to terminate this Agreement, by written notice to Owner, with respect to such Inn or Inns, and Manager shall not be required to enter into such new management agreement with respect thereto. The effective date of such Termination shall coincide with the date of the finalization of the proposed sale or lease. Such Termination shall not be effective if such sale or lease is not finalized.

         B. If Manager shall fail to elect any of the above alternatives within said thirty (30) day period, such failure shall be conclusively deemed to constitute an election under subsection 2 above to enter into a new management agreement, with respect to such Inn or Inns, with such purchaser or tenant, and the provisions thereof shall prevail as if Manager had consented in writing thereto. Any proposed sale or lease of which notice has been given by Owner to Manager hereunder must be finalized within one hundred eighty (180) days following the giving of such notice, unless Manager has exercised its option under subsection 1 above to purchase or lease the Inns. Failing such finalization, such notice, and any response thereto given by Manager, shall be null and void and all of the provisions of Section 18.01.A must again be complied with before Owner shall have the right to finalize a sale or lease of the Inns upon the terms contained in said notice, or otherwise.

         18.02   Effect of Sale of Inn
                 ---------------------

         Upon the consummation of the sale of an Inn, subject to the provisions of Section 18.01, then:

         A. This Agreement shall terminate with respect to such Inn, but not with respect to the remaining Inns; as to such Inn, the actions described in Section 4.03 shall be taken (except that, if Manager is entering into a new management agreement with the purchaser or tenant, as the case may be, of such Inn, then (i) the actions described in subsections D and G of Section 4.03 shall not be necessary), and (ii) the actions described in subsection C of Section 4.03 shall be complied with to the extent such books and records are in Manager's control or possession and shall apply to those books and records related only to the period prior to such termination;

         B. The Actual Debt Service shall be reduced by the percentage thereof allocable to such Inn as set forth in Exhibit "B" hereto;

         C. The Operating Profit Objective shall be reduced by the percentage thereof allocable to such Inn as set forth in Exhibit "B" hereto;

         D. That portion of the Repairs and Equipment Reserve maintained pursuant to Section 7.02 hereof that is properly allocable to such Inn shall be transferred to a new account for the benefit of the purchaser of such Inn;

         E. Appropriate adjustments shall be made to those other terms and provisions of this Agreement (e.g., Working Capital, insurance) which have been agreed on, computed or established on the assumption that this Agreement will apply to all twenty-two (22) of the Inns;

         F. Unless Manager has elected not to enter into a new management agreement with the purchaser or tenant, as the case may be, of such Inn, for one or more of the reasons set forth in subsections (i),(ii) and (iii) of Section 18.01.A.2 hereof, Manager and such purchaser or tenant shall execute the new management agreement described in Section 18.01.A.2.; and

         G. Owner shall pay Manager an amount equal to a portion of the outstanding balance of all Manager Loans determined by multiplying the total outstanding balance of all Manager Loans by a fraction, the numerator of which is the amount of Operating Profit attributable to the Inn being sold for the immediately preceding full Fiscal Year, and the denominator of which is the amount of Operating Profit from all Inns for the immediately preceding full Fiscal Year.

                             END OF ARTICLE XVIII

                                  ARTICLE XIX

                                 MISCELLANEOUS
                                 -------------

         19.01   Right to Make Agreement
                 -----------------------

         Each party warrants, with respect to itself, that neither the execution of the Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of the Agreement and any extensions thereof, the full right to enter into the Agreement and perform its obligations hereunder.

         19.02   Consents
                 --------

         Wherever in the Agreement the consent or approval of Owner or Manager is required, such consent or approval shall not be unreasonably withheld, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. If either Owner or Manager fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given (except as otherwise provided in this Agreement).

         19.03   Agency
                 ------

         The relationship of Owner and Manager shall be that of principal and agent, and nothing contained in the Agreement shall be construed to create a partnership or joint venture between them or their successors in interest. Manager's agency established by the Agreement is coupled with an interest and may not be terminated by Owner until the expiration of the term of the Agreement, except as provided in Section 4.02 or Article XV. Notwithstanding the agency relationship created by the Agreement, nothing contained herein shall prohibit, limit or restrict (except as specifically set forth in Section 2.04 hereof) Manager, Marriott, or any Marriott Affiliates from developing, owning, operating, leasing, managing or franchising inns, hotels or other lodging products in any of the market areas where any of the Inns are located.

         19.04    Applicable Law
                  --------------

         The Agreement shall be construed under and shall be governed by the laws of the State of Maryland.

         19.05    Recordation
                  -----------

         The terms and provisions of the Agreement shall run with the parcels of land designated as the Sites, and with Owner's interest therein, and shall be binding upon all successors to such interest. At the request of either party, the parties shall execute sufficient copies of an appropriate memorandum of the Agreement in recordable form and cause the same to be recorded in each of the jurisdictions where the Inns are located. Any cost of such recordation shall be initially borne by Owner, reimbursed to Owner from Gross Revenues, and treated as a Deduction.

         19.06    Headings
                  --------

         Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

         19.07    Notices
                  -------

         Notices, statements and other communications to be given under the terms of the Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail or Express Mail service, postage prepaid, return receipt requested:


         To Owner:
         --------

         Marriott Residence Inn II Limited Partnership
         c/o Host Marriott Corporation
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attn: Assistant General Counsel, Asset Management
               Law Department - 923

         With copy to:
         ------------

         Marriott Residence Inn II Limited Partnership
         c/o Host Marriott Corporation
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attn: Lodging Partnerships - Dept. 908

         To Manager:
         ----------

         Residence Inn by Marriott, Inc.
         c/o Marriott International, Inc.
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attn: Assistant General Counsel - Dept. 52.923
               (Lodging Operations)

         With Copy to:
         ------------

         Residence Inn by Marriott, Inc.
         c/o Marriott International, Inc.
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attn: Lodging Finance - Dept. 51.911

or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed shall be deemed to have been served as of five (5) days after said posting for purposes of establishing that the sending party complied with the applicable time limitations set forth herein, but shall not be binding on the addressee until actually received.

         19.08    Limited Liability
                  -----------------

         Manager agrees that no limited partner of Owner shall have any personal liability hereunder in excess of such limited partner's contribution to the capital of Owner.

         19.09    Confidentiality
                  ---------------

         The parties agree that matters set forth in and all information, budgets and reports generated as a result of this Agreement are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any outside person or entities (including the press), other than such parties' lenders, equity holders, bona fide prospective investors or purchasers, and their respective accountants, counsel and other consultants or advisors, and other than the holders of any securities to be issued by Owner or by any lender pursuant to a securitization of the note evidencing the obligation of Owner (so long as all such information sent to such holders is marked with a confidentiality notice that refers to the provisions of this Section 19.09 and directs such holders to comply with the provisions hereof reasonably acceptable to Manager), without the written consent of the other party except as may be reasonably necessary (i) to obtain licenses, permits and other public approvals necessary for the refurbishment or operation of the Inns, (ii) in connection with Owner's financing of the Inns or any sale of any Inn (subject to the limitations above with respect to a securitization), (iii) in connection with a sale of a controlling interest in Owner, Manager, or Marriott, (iv) in connection with an audit or other investigation conducted pursuant to this Agreement or the Owner's or Manager's interest in any of the Inns, (v) in connection with a foreclosure sale on Owner's interest in the Inns, or (vi) as required by any law, rule, regulation or judicial process, or by any regulatory or supervisory authority having jurisdiction over the parties or their Affiliates.

         19.10     Offerings
                   ---------

         No reference to Manager, Marriott, or to any Marriott Affiliate will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (herein collectively referred to as the "Prospectus"), issued by Owner or one of its affiliates or lenders, which is designed to interest potential investors (debt or equity) in one or more or all of the Inns, or securities secured by the Inns, unless Manager has previously received a copy of all such references. However, regardless of whether Manager does or does not so receive a copy of all such references, neither Manager, Marriott, nor any Marriott Affiliate will be deemed an issuer or obligor or guarantor in respect of any securities described in the Prospectus, nor will it have any responsibility for the Prospectus, and Owner will not issue or approve any Prospectus that does not so state. Unless Manager agrees in advance, the Prospectus will not include: (i) any proprietary marks of Manager, Marriott, or any Marriott Affiliate; or (ii) except as required by applicable securities laws, the text of this

Agreement. Owner shall be entitled, however, to include in the Prospectus an accurate summary of this Agreement. With respect to any offering not registered under any federal or state securities law, if there are no legal requirements pursuant to which such information must be publicly disclosed, appropriate measures shall be taken to ensure that entities or individuals receiving such Prospectus shall acknowledge the confidentiality of such information. Owner shall indemnify, defend and hold Manager, Marriott, and all Marriott Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of litigation related thereto) arising out of any Prospectus or the offering described therein for which Owner or any of its affiliates is an issuer or sponsor. Owner shall, prior to distribution of any Prospectus by any of its lenders, use commercially reasonable best efforts to obtain such an indemnification for the benefit of Manager, Marriott, and all Marriott Affiliates from such lender.

          19.11   Entire Agreement
                  ----------------

         The Agreement, together with other writings signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to the Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

                              END OF ARTICLE XIX

         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of the day and year first written above.


                                            MARRIOTT RESIDENCE INN II
                                            LIMITED PARTNERSHIP, a Delaware
                                            limited partnership ("Owner")

Attest:                                     By:  MARRIOTT RIBM TWO
                                                 CORPORATION, a
                                                 Delaware corporation,
                                                 General Partner


                                            By:
---------------------                           --------------------------
Assistant Secretary                                   Vice President



Attest:                                     RESIDENCE INN BY MARRIOTT, INC.,
                                            a Delaware corporation
                                            ("Manager")



                                            By:
---------------------                           --------------------------
Assistant Secretary                                   Vice President

                                   EXHIBIT A

                             Locations of the Inns
                             ---------------------

1)   Birmingham, Alabama
     -------------------

          #3 Greenhill Parkway at U.S. Hwy. 280
          Birmingham, Alabama  35243

2)   Arcadia, California
     -------------------

          Huntington Drive and Second Street just off I-210
          Arcadia, California

3)   Irvine, California
     ------------------

          Alton Pkwy and Morgan near I-5 and I-405
          Irvine, California

4)   Placentia, California
     ---------------------

          700 West Kimberly
          Placentia, California  92670

5)   Boca Raton, Florida
     -------------------

          525 NW 77th Street
          Boca Raton, Florida  33487

6)   Jacksonville, Florida
     ---------------------

          Interstate 95 and Baymeadows Exit
          8365 Dix Ellis Trail
          Jacksonville, Florida  32256

7)   Pensacola, Florida
     ------------------

          7230 Plantation Road
          Pensacola, Florida  32504

8)   St. Petersburg/Clearwater, Florida
     ----------------------------------

          5050 Ulmerton Road
          Clearwater, Florida  34620

9)   Chicago/Deerfield, Illinois
     ---------------------------

          Corporate 500 Drive
          Deerfield, Illinois  60015

10)  Boston/Danvers, Massachusetts
     -----------------------------

          U.S. Route 1
          Danvers, Massachusetts

11)  Kalamazoo, Michigan
     -------------------

          I-94 and Portage Road
          Kalamazoo, Michigan

12)  Jackson, Mississippi
     --------------------

          881 East River Place
          Jackson, Mississippi  39202

13)  Santa Fe, New Mexico
     --------------------

          1698 Galisteo Street
          Santa Fe, New Mexico  87501

14)  Charlotte North, North Carolina
     -------------------------------

          8503 U.S. Highway 29
          Charlotte, North Carolina  28213

15)  Greensboro, North Carolina
     --------------------------

          2000 Veasley Street
          Greensboro, North Carolina  27407

16)  Las Vegas, Nevada
     -----------------

          Paradise Road and Convention Center Drive
          Las Vegas, Nevada

17)  Akron, Ohio
     -----------

          120 Montrose West Avenue

          I-77 at Route 18
          Akron, Ohio  44321

18)  Philadelphia/Berwyn, Pennsylvania
     ---------------------------------

          600 West Swedesford Road
          Berwyn, Pennsylvania  19312

19)  Columbia, South Carolina
     ------------------------

          150 Stoneridge Drive
          Columbia, South Carolina  29221

20)  Spartanburg, South Carolina
     ---------------------------

          9011 Fairforest Road
          Spartanburg, South Carolina  29305

21)  Memphis East, Tennessee
     -----------------------

          6141 Poplar Pike
          Memphis, Tennessee  38119

22)  Lubbock, Texas
     --------------

          2551 South Loop 289
          Lubbock, Texas  79423

                                  EXHIBIT A-1

                               Legal Description
                               -----------------

                              Birmingham, Alabama
                              -------------------

                                  EXHIBIT A-2

                               Legal Description
                               -----------------

                               Arcadia, California
                               -------------------

                                  EXHIBIT A-3

                               Legal Description
                               -----------------

                               Irvine California
                               -----------------

                                  EXHIBIT A-4

                               Legal Description
                               -----------------

                             Placentia, California
                             ---------------------

                                  EXHIBIT A-5

                               Legal Description
                               -----------------

                              Boca Raton, Florida
                              -------------------

                                  EXHIBIT A-6

                               Legal Description
                               -----------------

                             Jacksonville, Florida
                             ---------------------

                                  EXHIBIT A-7

                               Legal Description
                               -----------------

                              Pensacola, Florida
                              ------------------

                                  EXHIBIT A-8

                               Legal Description
                               -----------------

                       St. Petersburg/Clearwater, Florida
                       ----------------------------------

                                   EXHIBIT A-9

                                Legal Description
                                -----------------

                           Chicago/Deerfield, Illinois
                           ---------------------------

                                  EXHIBIT A-10

                                Legal Description
                                -----------------

                          Boston/Danvers, Massachusetts
                          -----------------------------

                                  EXHIBIT A-11

                                Legal Description
                                -----------------

                               Kalamazoo, Michigan
                               -------------------

                                  EXHIBIT A-12

                                Legal Description
                                -----------------

                              Jackson, Mississippi
                              --------------------

                                 EXHIBIT A-13

                               Legal Description
                               -----------------

                              Santa Fe, New Mexico
                              --------------------

                                 EXHIBIT A-14

                               Legal Description
                               -----------------

                           Charlotte, North Carolina
                           -------------------------

                                 EXHIBIT A-15

                               Legal Description
                               -----------------

                          Greensboro, North Carolina
                          --------------------------

                                 EXHIBIT A-16

                               Legal Description
                               -----------------

                               Las Vegas, Nevada
                               -----------------

                                 EXHIBIT A-17

                               Legal Description
                               -----------------

                                  Akron, Ohio
                                  -----------

                                 EXHIBIT A-18

                               Legal Description
                               -----------------

                       Philadelphia/Berwyn, Pennsylvania
                       ---------------------------------

                                 EXHIBIT A-19

                               Legal Description
                               -----------------

                           Columbia, South Carolina
                           ------------------------

                                 EXHIBIT A-20

                               Legal Description
                               -----------------

                           Spartanburg, South Carolina
                           ---------------------------

                                 EXHIBIT A-21

                               Legal Description
                               -----------------

                              Memphis, Tennessee
                              ------------------

                                 EXHIBIT A-22

                               Legal Description
                               -----------------

                                Lubbock, Texas
                                --------------

                                   EXHIBIT B

                        Percentages Used for Reductions
                        -------------------------------

                                                                Applicable Percentage
                                                                ---------------------

1)       Birmingham, Alabama                                               5.26%
2)       Arcadia, California                                               6.55%
3)       Irvine, California                                                5.19%
4)       Placentia, California                                             3.40%
5)       Boca Raton, Florida                                               5.30%
6)       Jacksonville, Florida                                             4.25%
7)       Pensacola, Florida                                                2.71%
8)       St. Petersburg/Clearwater, Florida                                3.78%
9)       Chicago/Deerfield, Illinois                                       4.17%
10)      Boston/Danvers, Massachusetts                                     4.59%
11)      Kalamazoo, Michigan                                               3.45%
12)      Jackson, Mississippi                                              4.95%
13)      Santa Fe, New Mexico                                              5.08%
14)      Charlotte North, North Carolina                                   2.94%
15)      Greensboro, North Carolina                                        6.08%
16)      Las Vegas, Nevada                                                11.95%
17)      Akron, Ohio                                                       3.88%
18)      Philadelphia/Berwyn, Pennsylvania                                 5.09%
19)      Columbia, South Carolina                                          3.71%
20)      Spartanburg, South Carolina                                       2.62%
21)      Memphis East, Tennessee                                           2.66%


22)      Lubbock, Texas                                                    2.39%
                                                                           -----
         TOTAL                                                                 100.00%
                                                                               =======

                                   EXHIBIT C

                  Schedule of Principal and Interest Payments
                  -------------------------------------------

                                       97